UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Multimedia Games Holding Company, Inc.
(Name of Registrant as Specified in its Charter)

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December 15, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Multimedia Games Holding Company, Inc., a Texas corporation, to be held on Wednesday, February 1, 2012 at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746.  During the meeting, we will discuss each item of business described in this Proxy Statement. We hope you will be able to attend the meeting.  If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact reception at (512) 334-7500.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Shareholders is also enclosed for your information.

Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

Respectfully yours,

/s/ Patrick J. Ramsey

Patrick J. Ramsey
President and Chief Executive Officer

NOTICE OF
2012 ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 1, 2012

December 15, 2011

Dear Shareholder:

The 2012 Annual Meeting of Shareholders of Multimedia Games Holding Company, Inc., a Texas corporation, will be held on Wednesday, February 1, 2012, at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746. Shareholders will be asked to:

1.
Elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected: Stephen J. Greathouse, Neil E. Jenkins, Michael J. Maples, Sr., Justin A. Orlando, Patrick J. Ramsey, Robert D. Repass, and Timothy S. Stanley;

2.	Approve the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan;

3.	Cast an advisory vote on executive compensation;

4.	Ratify the appointment of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2012; and

5.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is December 5, 2011.  If you held shares of Multimedia Games Holding Company, Inc. at the close of business on that date, you are entitled to vote at the Annual Meeting.  A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 206 Wild Basin South, Building B, Austin, Texas, 78746, for ten days prior to the annual meeting.

Your vote is important.  We encourage you to vote by proxy, even if you plan to attend the meeting.

By order of the Board of Directors,

/s/ Jerome R. Smith

Jerome R. Smith
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 1, 2012

Our Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and Annual Report to
Shareholders are available at www.proxyvote.com or on the Company’s website at http://ir.multimediagames.com/annuals.cfm in the “Investor Relations” section.
Information on our website, including information in other documents referred to in this Proxy Statement, does not constitute part of this Proxy Statement.

MULTIMEDIA GAMES HOLDING COMPANY, INC.
206 WILD BASIN ROAD SOUTH, BUILDING B
AUSTIN, TEXAS 78746
(512) 334-7500

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 1, 2012

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING

Q.	Why am I receiving these materials?
A.
This Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders and proxy card are being furnished to the shareholders by the Board of Directors of the Company to solicit your proxy to vote at the 2012 Annual Meeting of Shareholders to be held on February 1, 2012 at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746.

This Proxy Statement summarizes the information you need to vote at the 2012 Annual Meeting. You do not need to attend the meeting, however, to vote your shares. You may return the enclosed proxy card by mail.  You may also vote by telephone or via the Internet, as detailed below. If your shares are held in “street name”, you may have voting instructions enclosed, rather than a proxy card.

We will begin mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended September 30, 2011, on or about December 19, 2011.

We have requested that banks, brokerage firms and other nominees who hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in “street name”) as of the close of business on December 5, 2011 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q.	What materials am I receiving?
A.
You are receiving:

1.this Proxy Statement for the 2012 Annual Meeting,
2.the proxy card or voting instruction form for the 2012 Annual Meeting, and
3.the Company’s Annual Report on Form 10-K for the year ended September 30, 2011.

Q.	What is the purpose of the 2012 Annual Meeting?
A.
At the 2012 Annual Meeting, including any adjournment or postponement thereof, the shareholders of the Company will be asked to consider and vote upon four proposals:

1.Elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected: Stephen J. Greathouse, Neil E. Jenkins, Michael J. Maples, Sr., Justin A. Orlando, Patrick J. Ramsey, Robert D. Repass, and Timothy S. Stanley;
2.Approve the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan;
3.Cast an advisory vote on executive compensation; and
4.Ratify the appointment of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2012.

Other than matters incident to the conduct of the 2012 Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the 2012 Annual Meeting. If any other business is proposed and properly presented at the 2012 Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Q.	What does the Board recommend?
A.
Our Board recommends that you vote:
•“FOR” the election of each of the named nominees to the Board;
•“FOR” the approval of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan;
•“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement; and
•“FOR” the ratification of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2012.

Q.	How do I attend the 2012 Annual Meeting? What do I need to bring?
A.
All shareholders are invited to attend the 2012 Annual Meeting.  To attend the 2012 Annual Meeting, you will need to bring an admission ticket, and you may be asked to provide valid photo identification.
•If you are a registered shareholder, the top half of your proxy card is your admission ticket.
•If you hold your shares through a broker or otherwise in street name, please bring a copy of the voting instruction form received from your broker, a brokerage statement reflecting ownership as of the record date December 5, 2011, a letter from your broker, or other evidence of stock ownership as of the record date.
•If you are an employee, you can show your employee badge.
•You can print an admission ticket at www.proxyvote.com.

If you are not a record date shareholder, you will be admitted to the 2012 Annual Meeting only if you have a legal proxy from a record date shareholder.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	Who is entitled to vote?
A.
Record holders of common stock at the close of business on December 5, 2011 may vote at the 2012 Annual Meeting. On December 5, 2011, 27,088,543 shares of common stock were outstanding and eligible to vote. Each share of common stock is entitled to one vote on each matter submitted for shareholder approval. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?
A.
If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
•Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 pm Eastern Time on January 31, 2012. If you vote over the Internet, do not return your proxy card.
•Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number (800) 690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 pm Eastern Time on January 31, 2012.
•Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.
•In Person. You may come to the 2012 Annual Meeting and cast your vote there. We will have ballots available at the meeting. We recommend that you vote by proxy even if you plan to attend the 2012 Annual Meeting so that your vote will be counted if you later decide not to attend the 2012 Annual Meeting.

If your shares are held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed. You may also cast your vote in person at the 2012 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you return your signed proxy card or use Internet or telephone voting before the 2012 Annual Meeting, we will vote your shares as you direct. You have three choices on each director nominee and the other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you are a shareholder of record and you return a proxy card through the mail, Internet or telephone but do not specify how you want to vote your shares, we will vote them FOR the election of the seven director nominees set forth in this Proxy Statement, FOR approval of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, FOR the compensation paid to our named executive officers, and FOR the ratification of the appointment of BDO USA LLP as our independent registered public accounting firm.

Q.	What if I change my mind after I vote my shares?
A.
If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the 2012 Annual Meeting by:
•Sending written notice of revocation to the Corporate Secretary, Multimedia Games Holding Company, Inc., 206 Wild Basin Road South, Building B. Austin, Texas 78746;
•Submitting a properly signed proxy with a later date; or
•Voting by telephone or the Internet at a time following your prior telephone or Internet vote.

To be effective, we must receive the revocation of your vote at or prior to the 2012 Annual Meeting.

You also may revoke your proxy by voting in person at the 2012 Annual Meeting.  You also may be represented by another person at the 2012 Annual Meeting by executing a proper proxy designating that person.

If your shares are held in street name, you should follow the instructions provided by your nominee.

Q.	What does it mean if I receive more than one proxy card?
A.
It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact American Stock Transfer & Trust Co., LLC at (800) 937-5449.

Q.	What will happen if I do not vote my shares?
A.
If you do not vote according to the instructions described on your proxy card, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.  Under the rules of various securities exchanges, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”  Of the proposals to be considered at the 2012 Annual Meeting, only the proposal to ratify the appointment of BDO USA LLP as our independent registered public accounting firm is considered a routine matter.

Q.	How many shares must be present to hold the 2012 Annual Meeting?
A.
At least one-half of Multimedia Games Holding Company, Inc.’s outstanding common shares as of the record date must be present at the 2012 Annual Meeting in order to hold the 2012 Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the 2012 Annual Meeting if you:
•Are present and vote in person at the 2012 Annual Meeting; or
•Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis.

Q.	How many votes are needed to approve each item?
A.
All proposals, except the proposal to elect each of the named nominees to the Board, require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2012 Annual Meeting in person or by proxy. For the proposal to elect each of the named nominees to the Board, directors will be elected if the votes cast “for” such nominee’s election exceed the votes withheld from or cast “against” such nominee’s election.  In addition, adoption of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan requires that the total number of shares that vote on the proposals represents a majority of the shares entitled to vote on the proposals.

If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The nominating and governance committee will then review and recommend to the board whether to accept or reject the resignation.

Q.	How will voting on any other business be conducted?
A.
We do not know of any business to be considered at the 2012 Annual Meeting of Shareholders other than the proposals described in this Proxy Statement. If any other business is presented at the 2012 Annual Meeting, your signed proxy card gives authority to Stephen J. Greathouse and Jerome R. Smith to vote on such matters in their discretion.

Q.	How are the votes counted?
A.
You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting.

Shares that constitute abstentions and broker non-votes will be counted as present at the 2012 Annual Meeting for the purpose of determining a quorum.  For all proposals except the proposal to elect each of the named nominees to the Board, any shares not voted (whether by abstention, “broker non-vote” or otherwise) will have the effect of votes “AGAINST” the proposals. With respect to the proposal to elect each of the named nominees to the Board, any shares not voted (whether by abstention, “broker non-vote” or otherwise) will have no impact on the election of the members of the Board.

Q.	Where do I find the voting results of the meeting?
A.
We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2012 Annual Meeting. You can also go to our website at www.multimediagames.com.

Q.	How do I submit a shareholder proposal?
A.
If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before September 30, 2012. Please address your proposal to: Corporate Secretary, Multimedia Games Holding Company, Inc., 206 Wild Basin Road South, Building B, Austin, Texas 78746.

SOLICITATION OF PROXIES

We pay for preparing, printing and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the Annual Report. We have engaged Alliance Advisors for assistance in connection with the annual meeting at a cost of approximately $4,000 plus certain fees and reasonable out-of-pocket expenses. In addition to Alliance Advisors, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each shareholder will continue to receive a separate proxy card. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to our Corporate Secretary by mail 206 Wild Basin Road South, Building B, Austin, Texas 78746, or by telephone (512) 334-7500, or by email at investor.relations@mm-games.com.

ANNUAL REPORTS

Our 2011 Annual Report to Shareholders, which includes our consolidated financial statements for the fiscal year ended September 30, 2011, is available at www.proxyvote.com or on our website at www.multimediagames.com in the “Investor Relations” section. Otherwise, please call our Corporate Secretary at (512) 334-7500, or email investor.relations@mm-games.com, and a copy will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended September 30, 2011 by writing to the Corporate Secretary, Multimedia Games Holding Company, Inc., 206 Wild Basin Road South, Building B, Austin, Texas 78746.

YOUR VOTE IS IMPORTANT!

If you are a shareholder of record, please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.  If your shares are held in street name, you should follow the instructions provided by your nominee.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of seven directors is to be elected at the annual meeting. Our bylaws provide that in an uncontested election, directors will be elected to our Board of Directors if the votes cast “for” such nominee’s election exceed the votes withheld from or cast “against” such nominee’s election. See “Corporate Governance — Voting Standard for Director Elections” on page 14.  Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the seven nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the Nominating and Governance Committee and approved by the unanimous vote of our independent directors.

Name of Nominee	Age	Positions and Offices	Director Since
Stephen J. Greathouse (3)(4)	60	Director, Chairman of the Board of Directors	2009
Neil E. Jenkins (1) (3)	62	Director	2006
Michael J. Maples, Sr. (1) (2)	69	Director	2004
Justin A. Orlando (2)40	40	Director	2009
Patrick J. Ramsey	37	President, Chief Executive Officer and Director	2010
Robert D. Repass (1) (2)	51	Director	2002
Timothy S. Stanley (1) (3)	45	Director	2010

(1)	Currently a member of the Nominating and Governance Committee (Mr. Stanley serves as Chairman of the committee).

(2)	Currently a member of the Audit Committee (Mr. Repass serves as Chairman of the committee).

(3)	Currently a member of the Compensation Committee (Mr. Jenkins serves as Chairman of the committee).

(4)	Currently a member of the Regulatory Compliance Committee.

Stephen J. Greathouse has been a director since 2009 and was appointed Vice Chairman in March 2010 and Chairman in March 2011.  Mr. Greathouse been involved in the Las Vegas hotel and gaming industry for more than 30 years and currently serves as a director of Stations Casinos, LLC, a privately held casino management group.  Prior to his retirement, from 1997 to 2005, he served as Senior Vice President of Operations for the Mandalay Resort Group, a casino entertainment company. Prior to his time at Mandalay, in 1997, Mr. Greathouse served as President of Boardwalk Hotel & Casino, Las Vegas, a casino entertainment company, and from 1994 to 1997, he served as Chief Executive Officer and Chairman of the Board of Alliance Gaming Corporation (renamed “Bally Technologies, Inc.” in 2006), a provider of gaming devices and systems (“Bally Technologies”). Mr. Greathouse spent 16 years with Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), a casino entertainment company (“Harrah’s”), starting as a Race & Sports Book Manager in Reno and working his way up to President, Casino-Hotel Division. None of these companies are affiliates of the Company. Mr. Greathouse received a B.S. in Business Administration from the University of Missouri-Columbia.  Our board of directors believes that Mr. Greathouse, who has significant experience in the gaming industry, including extensive leadership experience, brings valuable insight to the board of directors.

Neil E. Jenkins has been a director since October 2006 and serves as Chairman of the Compensation Committee. Since 2000, Mr. Jenkins has been an Executive Vice President and Secretary and the General Counsel for Lawson Products, Inc., a publicly traded industrial products company. Beginning in 1974, Mr. Jenkins began working in labor relations for Bally Manufacturing Corporation, the predecessor company to Bally Entertainment Corporation, a manufacturer of gaming units, and continued in the legal department, rising to the position of General Counsel, a capacity he served in from 1985 to 1992. In 1993, Mr. Jenkins became a member of the Executive Team of Bally Gaming International, Bally Manufacturing’s gaming industry spin-off, where he helped coordinate business development, legal, and licensing matters. None of these companies are affiliates of the Company.  Mr. Jenkins received a B.A. in Political Science from Brown University, a Juris Doctor degree from Loyola University Chicago School of Law, and a Master of Science degree in Financial Markets from the Center for Law & Financial Markets at the Illinois Institute of Technology.  Our board of directors believes that Mr. Jenkins’ extensive experience in the gaming industry and business development, legal, and licensing experience is valuable to the board of directors.

Michael J. Maples, Sr. has been a director since August 2004 and served as Chairman of the Board of Directors from April 2006 to March 2011. Prior to his retirement, Mr. Maples held various management positions at Microsoft Corporation (“Microsoft”), a software products and services company, from April 1988 to July 1995, including Executive Vice President of the Worldwide Products Group. As a member of the Office of the President at Microsoft, Mr. Maples reported directly to the Chairman. Previously, Mr. Maples served as Director of Software Strategy for International Business Machines Corp., a software products and services company, on the board of Motive, Inc., a service management software company, and on the board of PeopleSoft, Inc., a software company. Mr. Maples also currently serves on the boards of Lexmark International, Inc., a laser and inkjet printer company, and Sonic Corp., an operator and franchisor of drive-in restaurants. Mr. Maples is currently a member of the Board of Visitors of the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. None of these companies are affiliates of the Company.  Mr. Maples received a B.S. in Electrical Engineering from the University of Oklahoma and an MBA from Oklahoma City University. Our board of directors believes that Mr. Maples’ extensive management and financial experience in technology companies and corporate governance experience through service on other boards is valuable to the board of directors.

Justin A. Orlando has been a director since 2009.  Mr. Orlando is a managing director of Dolphin Limited Partnerships (“Dolphin”), a private investment management firm focused on investing in undervalued public companies across a diverse set of industries. Previously, from 1999 to 2002, Mr. Orlando was a member of the healthcare investment banking group of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) where he was involved in advisory work, financings, and control transactions. From 1996 to 1999, Mr. Orlando practiced corporate law with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), focusing on mergers and acquisitions and corporate finance transactions. Merrill and Paul Weiss are not affiliates of the Company.  Dolphin is an affiliate of the Company, beneficially owning more than 5% of the outstanding shares of our common stock.  For more information regarding Dolphin, please see “Ownership of Securities.” Mr. Orlando received a B.A. in History from the University of Chicago and a Juris Doctor degree from the Columbia University School of Law. Our board of directors believes that Mr. Orlando’s strategic, financial, and legal experience is valuable to the board of directors.

Patrick J. Ramsey became our President and Chief Executive Officer and was appointed to serve as a director in September 2010, after serving as the Interim President and Chief Executive Officer since March 2010 and Chief Operating Officer of the Company since September 2008. Previously, Mr. Ramsey was employed as the Vice President and Executive Associate to the Vice Chairman of Harrah’s from November 2007 through September 2008, where he worked on domestic and international development, design and construction, and sports and entertainment. Prior to joining the corporate office of Harrah’s in Las Vegas, Mr. Ramsey worked as the Vice President of Slot Operations, Slot Performance, and Security Operations at Caesars Atlantic City (May 2006-November 2007), a casino. Mr. Ramsey has held several other positions with Harrah’s, including roles in the Central Division headquarters based in Memphis (November 2004-May 2006) and at several of the Chicagoland properties (June 2003-November 2004). None of these companies are affiliates of the Company. Mr. Ramsey received a B.A. in Economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University. Our board of directors believes that Mr. Ramsey, as President and CEO of the Company, is a critical member of the board of directors. His significant experiences at Harrah’s, as well as leadership within the Company, are invaluable to the board of directors in setting direction and strategy for the Company.

Robert D. Repass has been a director since July 2002. In addition to his role as a director, Mr. Repass serves as Chairman of the Audit Committee and serves on the Nominating and Governance Committee. Mr. Repass is currently a partner with Maxwell, Locke & Ritter, an Austin based professional services firm.  From April 2002 through February 2009, Mr. Repass was Senior Vice President and Chief Financial Officer of Motion Computing, Inc., a mobile computing company. From January 2002 until March 2002, Mr. Repass was a private consultant. From March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia based venture capital firm. Mr. Repass was the managing partner of the Austin office of PricewaterhouseCoopers, a global professional services firm, from December 1997 to March 2000. Mr. Repass has served on the Board of Directors and as Chairman of the Audit Committee of INX, Inc., a technology services company, since July 2011.  From January 2003 until December 2005, Mr. Repass served on the Board of Directors and as the Chairman of the Audit Committee of Bindview Development Corporation, a software company. None of these companies are affiliates of the Company. Mr. Repass has over 29 years of public accounting, Securities and Exchange Commission and financial reporting experience. Mr. Repass received a B.S. in Accounting from Virginia Tech. Our board of directors believes that Mr. Repass, who is chair of the Audit Committee and an audit committee financial expert, brings an understanding of the operational and financial aspects of public companies in general, and of the Company’s business in specific, to the board of directors.

Timothy S. Stanley has been a director since 2010.  Mr. Stanley has over 20 years of business and technology leadership, and is currently the Senior Vice President of Enterprise Cloud Strategy and leads the CXO Strategic Advisors team at Salesforce.com, an enterprise cloud computing company.  Mr. Stanley also serves as the President of Tekexecs, an executive advisory and consultancy firm, and Founder and CXO of Innovatects, a business innovation accelerator.  Mr. Stanley is also an adjunct Professor for the Merage School of Business at the University of California Irvine.  Previously, from December 2006 to January 2009, Mr. Stanley served as CIO and Senior Vice President of Innovation, Gaming and Technology for Harrah’s.  From January 2003 to December 2006, Mr. Stanley served as  Chief Information Officer and Senior Vice President, Information Technology; and from February 2001 to January 2003 as Vice President, Information Technology.  Prior to working at Harrah’s Caesars, Mr. Stanley was a Partner leading the Travel and Entertainment practice for USWeb, an interactive agency and internet consulting firm; CIO & VP of Information Technology for National Airlines, an airline; startup CIO for jetBlue Airways, an airline; and led various other marketing, product, technology and services teams at Intel Corporation, a semiconductor manufacturer, Optima, a Swiss affiliate of KPMG, LLP, an international business consulting and services firm, and Kimberly-Clark Corporation, a global health and hygiene product manufacturing company, in the US and abroad.  Mr. Stanley is currently an active member and investor with Tech Coast Angels, a leading angel investing group, and currently serves as Chairman of C2Rewards, a privately held loyalty and marketing technology startup, as an investor and advisory board member of Doppelgames, a privately held interactive entertainment startup, an investor and advisory board member of Pipeline Healthcare, a healthcare technology startup, and an investor and advisor for Fisker Automotive, a premium hybrid electric vehicle manufacturer.  None of these companies are affiliates of the Company.  Mr. Stanley received a B.S. in Engineering from the University of Washington, and a joint MBA / MOT degree in International Business & Technology Management from Arizona State University and Thunderbird Global School of Management. Our board of directors believes that Mr. Stanley’s expertise in innovation is valuable to the board of directors as the Company continues to seek new ways to innovate.

Nominee Recommendations

All director nominees were approved by the Nominating and Governance Committee for inclusion in our proxy card for the annual shareholders meeting.

There are no family relationships among any of our executive officers and directors.

Agreement with Liberation Investments

Mr. Jenkins was originally appointed to our Board of Directors in October 2006, nominated for inclusion on the slate of candidates for election at the 2007 annual shareholders meeting and recommended by our Board of Directors to the shareholders for election at the 2007 annual meeting pursuant to an Agreement, dated October 24, 2006, by and among us and Liberation Investments, L.P., a Delaware limited partnership, certain entities affiliated with Liberation Investments, L.P., former director Emanuel Pearlman, an affiliate of Liberation Investments, L.P., and Mr. Jenkins. A copy of the agreement is attached as Exhibit 10.1 to a Current Report on Form 8-K filed by us with the Securities and Exchange Commission, or SEC, on October 26, 2006. The agreement does not require our Board of Directors’ nomination of, or recommendation of a vote in favor of, Mr. Jenkins for election as a director at the 2012 annual shareholders meeting, and our Board of Directors’ nomination and recommendation of Mr. Jenkins for election as a director at the 2012 annual shareholders meeting has not been made pursuant to any obligation arising under such agreement or any other agreement.

No Agreement with Dolphin Limited Partnership III, L.P.

There is no agreement or understanding between the Company and either Dolphin Limited Partnership III, L.P. or any member of the Dolphin group, including Dolphin Holdings III, to nominate or recommend a vote in favor of Mr. Orlando, or any particular individual, to our Board of Directors.

Recommendation of our Board of Directors

Our Board of Directors recommends that the shareholders vote “FOR” the nominees named above.

CORPORATE GOVERNANCE

Determination of Independence

Our Board of Directors has determined that Messrs. Greathouse, Jenkins, Maples, Orlando, Repass, and Stanley each qualify as “independent” directors under applicable Marketplace Rules of the Nasdaq Stock Market, Inc. currently in effect, or the Nasdaq Marketplace Rules. Therefore, a majority of the members of our Board of Directors are “independent” as such term is defined in the Nasdaq Marketplace Rules. In addition, our Board of Directors has reviewed and considered facts and circumstances relevant to the independence of such members and has determined that such members are independent.

The independent directors have committed to hold formal meetings, separate from management, at least four times a year.

Meetings of Our Board of Directors

During our fiscal year ended September 30, 2011, our Board of Directors held 12 meetings and acted by unanimous written consent two times. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our Board of Directors during the period that he served on such committees.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our Board of Directors and in accordance with the Nasdaq Marketplace Rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule-10A3(b)(1) of the rules promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act.

Audit Committee. The Audit Committee is currently comprised of Messrs. Repass, Maples and Orlando, who are each “independent” directors, as required by Nasdaq Marketplace Rules and the rules of the SEC. Mr. Repass serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com. A copy of the charter will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin, Texas 78746. The primary purpose of the Audit Committee is to assist our Board of Directors in monitoring:

▪ The integrity of our consolidated financial statements;

▪ The independent registered public accountants’ qualifications and independence; and

▪ The performance of our independent registered public accountants.

The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accountants, BDO USA, LLP, and the preparation of the Audit Committee Report, which is included elsewhere in this Proxy Statement. Our independent registered public accountants report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. Our Board of Directors has determined that at least one member of the Audit Committee, Mr.  Repass, is a “financial expert,” and that Mr. Repass is “independent” as defined by the rules and regulations of the Nasdaq Marketplace Rules and the SEC. The Audit Committee Charter has been amended to specifically state all of the Audit Committee responsibilities set forth in Rule 10A-3(b)(2), (3), (4) and (5) of the rules and regulations promulgated under the 1934 Act. The Audit Committee met nine times during our fiscal year ended September 30, 2011.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Jenkins, Greathouse and Stanley, who are each “independent” directors, as required by Nasdaq Marketplace Rules.  Mr. Jenkins serves as the Chairman of the Compensation Committee.  The Compensation Committee is charged with the responsibility of determining (or recommending to the members of our Board of Directors, or independent members of our Board of Directors, as appropriate, to determine) the compensation of all executive officers, including our Chief Executive Officer, and directors.

All members of the Compensation Committee meet the test for independence set forth in the Nasdaq Marketplace Rules.  The Compensation Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com.  A copy of the charter of the Compensation Committee will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin, Texas 78746. During our fiscal year ended September 30, 2011, the Compensation Committee met four times to discuss Company compensation programs and issues and acted by unanimous written consent six times.

The Compensation Committee has overall responsibility for the approval of executive and director compensation programs that are appropriate, consistent with its compensation philosophy, and support the Company’s business goals and objectives. Specifically, the Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of the executive officers. The Compensation Committee also approves all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers. The Compensation Committee is also responsible for reviewing and making periodic recommendations to the Board regarding the compensation of directors. The Compensation Committee has the sole authority to retain or terminate any consulting firm used to evaluate director, CEO or executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements.

Each year, the Compensation Committee reviews the compensation recommendations submitted by the Chief Executive Officer. In general, the Chief Executive Officer’s recommendations consider the following:

▪ Performance versus stated individual and Company business goals and objectives;

▪           Internal equity (i.e., considering the pay for similar jobs and jobs at different levels within the Company) and the critical nature of each executive officer to the Company’s past and future success;

▪ The need to retain talent; and

▪ The compensation history of each executive officer, including the value and number of equity awarded in prior years.

The Compensation Committee believes that input from management provides useful information and perspective to assist the Compensation Committee with the determination of its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

In making decisions on each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, the executive officer’s responsibilities, and the competitive posture of the executive officer’s current compensation. The Compensation Committee also evaluates each executive officer’s performance through reviews of objective results (both Company and individual results), reports from the Chief Executive Officer and other senior management regarding the executive’s effectiveness in supporting the Company’s key strategic, operational and financial goals and, in some cases, personal observation.

The base salary and bonus opportunity of our Chief Executive Officer and our other NEOs, as defined on page 34, are set forth in their respective employment agreements, as may be raised from time to time in the Compensation Committee’s discretion.  With respect to the compensation of the Chief Executive Officer, the Compensation Committee is responsible for the periodic review and approval of his total compensation, including annual incentive bonus structure and equity-based incentive compensation. The Compensation Committee also develops annual performance goals and objectives, and conducts an evaluation of the Chief Executive Officer’s performance relative to these goals and objectives. On a discretionary basis the Compensation Committee considers and discusses the Chief Executive Officer’s compensation in executive session without the Chief Executive Officer present.

Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Messrs. Stanley, Jenkins, Maples and Repass. Mr. Stanley serves as the Chairman of the Nominating and Governance Committee. The primary purpose of the Nominating and Governance Committee is to identify and recommend to our Board of Directors individuals who are qualified to become members of our Board of Directors and the committees of our Board of Directors. The Nominating and Governance Committee is also responsible for recommending to our Board of Directors corporate governance principles, providing oversight of the annual performance review process of our Board of Directors and the committees of our Board of Directors, and facilitating interaction between our management and our Board of Directors and committees of our Board of Directors.

All members of the Nominating and Governance Committee meet the test for independence set forth in the Nasdaq Marketplace Rules. The Nominating and Governance Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com. A copy of the charter of the Nominating and Governance Committee will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin Texas 78746. The Nominating and Governance Committee met five times during our fiscal year ended September 30, 2011.

Director Nominations

Our directors play a critical role in guiding our strategic direction and overseeing the management of our business. The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. All Board of Director candidates, including those candidates recommended by shareholders, are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our shareholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board of Directors and committee responsibilities. When reviewing potential director candidates, the Nominating and Governance Committee considers the following factors:

■	The appropriate size of our Board of Directors and its committees;
■	The perceived needs of our Board of Directors for individuals with particular skills, background, and business experience;
■
The skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of our Board of Directors;

■	Nominees’ independence from management;
■	Nominees’ experience with accounting rules and practices;
■	Nominees’ background with regard to executive compensation;
■	Applicable regulatory and listing requirements, including independence requirements and legal considerations;
■	The benefits of a constructive working relationship among directors; and
■	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee generally believes that the Board of Directors benefits from diversity of background, experience and views among its members, and considers this as a factor in evaluating the composition of the Board of Directors, but has not adopted any specific policy in this regard. The Nominating and Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of our business and shareholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Board of Directors to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of our Board of Directors meet the definition of “independent” director under the Nasdaq Marketplace Rules.

The Nominating and Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of our Board of Directors, and recommend to our full Board of Directors the slate of directors to be nominated for election at the annual meeting of shareholders. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors to determine whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating and Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and the Nasdaq Marketplace Rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Nominating and Governance Committee from time to time through incumbent directors, management, shareholders, or third parties. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

Pursuant to the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee must provide written notice as set forth below under the section titled “Deadline for Receipt of Shareholder Proposals for 2013 Annual Meeting.”

Director Attendance at Annual Meetings

Our policy is that all directors attend our annual meetings of shareholders either in person or telephonically. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings either in person or telephonically. At our last annual shareholders meeting, which was held on March 22, 2011, all of our then-current directors attended in person.

Voting Standard for Director Elections

Our Bylaws require that a director nominee will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes withheld from or cast “against” such nominee’s election. Additionally, in accordance with the voting standard and resignation requirement, each nominee who is standing for reelection at the annual meeting has tendered an irrevocable resignation from our Board of Directors that will take effect if the nominee does not receive the required vote and our Board of Directors accepts the resignation.  If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If our Board of Directors accepts the resignation, the nominee will no longer serve on our Board of Directors, and if our Board of Directors rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal.

Shareholder Communications with Our Board of Directors

Shareholders may communicate with our Board of Directors by transmitting correspondence by mail to the address below, or electronically through the “Investor Relations – Corporate Governance Communications” form located on our website, www.multimediagames.com.

Multimedia Games Holding Company, Inc.
ATTN: Chairman of the Board of Directors
206 Wild Basin Road South, Building B
Austin, Texas 78746

The communications will be transmitted to the appropriate leadership of our Board of Directors as soon as practicable, unless our Corporate Secretary, in consultation with our legal counsel, determines there are safety or security concerns that mitigate against further transmission of the communication. Our Board of Directors shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees and which includes a separate, additional Code of Ethics for our principal executive officer, principal financial officer, and principal accounting officer. This code, including the separate, additional code for our principal executive officer, principal financing officer, and principal accounting officer, is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com. A copy will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin, Texas 78746. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of the code to our principal executive officer, principal financial officer, principal accounting officer, or controller, or other persons performing similar functions that requires disclosure by law or Nasdaq listing standard, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2011, the Compensation Committee of our Board of Directors consisted of Mr. Jenkins, Mr. Greathouse and Mr. Stanley.  None of these individuals has served at any time as an officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  In addition, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during the fiscal year ended September 30, 2011.

Board Leadership Structure and Role in Risk Oversight

The Company is managed by a President and Chief Executive Officer that is separate from the Chairman of the Board.  The Board of Directors has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board of Directors.  Our Board’s role in risk oversight is consistent with our Board’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure and our board and committees providing oversight in connection with those efforts. The Board of Directors is actively involved in overseeing all material risks that face the Company.  The Board of Directors administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its risk oversight process.

Risk Oversight Process

Our Board of Directors has the primary responsibility for risk oversight of the Company as a whole. However, the Board of Directors has delegated primary oversight responsibility to the Audit Committee. The Audit Committee is responsible for overseeing risks associated with financial and accounting matters, including compliance with all legal and regulatory requirements and internal control over financial reporting. In addition, the Audit Committee has oversight responsibility for the Company’s overall business risk management process, which includes the identification, assessment, mitigation and monitoring of key business risks on a company-wide basis. The Company performs internal audits through the finance department. The Audit Committee has requested that the internal auditor provide a report on the Company’s internal audit activities, including key business risks and evaluations and assessments of internal controls and procedures.

The Board of Directors has also charged the Company’s Regulatory Compliance Committee, also known as the Compliance Committee, with identifying and evaluating situations arising in the course of the Company’s business that might adversely affect the objectives of gaming control.  Generally speaking, a situation adversely affects the gaming control objectives if it adversely affects the public faith in the ability of any appropriate gaming regulatory system to ensure that licensing gaming is conducted honestly and competitively and that gaming is free from criminal and corruptive elements.

The Compliance Committee is comprised of one independent director from the Company’s Board of Directors and two independent members not otherwise affiliated with the Company.  Our President and Chief Executive Officer generally attends meetings of the Compliance Committee and the Compliance Committee is advised by our General Counsel and Chief Compliance Officer.  The Compliance Committee generally meets quarterly and reviews and investigates all information, whether brought to the Compliance Committee’s attention or discovered by the Compliance Committee, concerning activities that might constitute any event, circumstance or activity that adversely affects the objectives of gaming control or violations of the Company’s compliance policies. After review of the information, the Compliance Committee formulates a recommendation to management regarding a course of action to appropriately address the specific event, transaction, circumstance, or situation.  Although the Compliance Committee does not have authority to make or override policies, procedures or management decisions of the Company, the Compliance Committee must refer any compliance issues that it feels are not adequately addressed to the Board of Directors for further consideration.  The Compliance Committee is not intended to displace either the Board of Directors or the executive officers’ decision-making authority, but is intended to be an advisory body to better ensure that the Company’s goals of avoiding unsuitable situations and in entering into relationships exclusively with suitable persons remains satisfied.

The Board of Directors has also charged the Company’s SEC Disclosure Committee with ensuring that senior management and the Board of Directors are informed about material information regarding the Company’s business.

Compensation Risk Assessment

The Compensation Committee and management have considered whether the Company’s compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation plans are typical for our industry and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s bonus, stock options and other equity incentives, and the proposed long term incentive program provide some degree of risk, but feel that these risks are properly mitigated.  Our stock options typically vest over a multi-year period, and our stock options remain exercisable from seven to ten years from the date of grant, encouraging participants to look to long-term appreciation in equity values.  Additionally annual non-sales bonus payouts are (i) based upon a plan design and performance targets for revenue and operating income and other metrics which are pre-approved by the Compensation Committee at the beginning of every year, (ii) capped, and (iii) do not guarantee a minimum bonus payout. Our proposed long term incentive program payments are also based on long term metrics preapproved by the Compensation Committee and designed to encourage participants to look to long-term appreciation in equity values.

PROPOSAL TWO

APPROVAL OF THE MULTIMEDIA GAMES HOLDING COMPANY, INC.
2012 EQUITY INCENTIVE PLAN

Proposal

On December 14, 2011, our Board of Directors adopted, subject to shareholder approval, the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan (the “Plan”), which is attached to this Proxy Statement as Appendix A.  The Plan, including a Long Term Incentive Program, is designed to attract, retain and motivate selected employees and independent contractors, consultants and members of our Board of Directors, and to focus the foregoing on attainment of the long-term metrics of the Company, through the grant of long-term equity, equity-based and cash awards. At the 2012 Annual Meeting, our shareholders are being asked to approve the adoption of the Plan.

Discussion of Proposal

Our Board of Directors previously adopted, and on March 23, 2010 our shareholders approved, our Consolidated Equity Incentive Plan (the “Consolidated Plan”).  The Consolidated Plan is set to terminate on March 23, 2012, and thereafter, the shares available under the Consolidated Equity Incentive Plan will be cancelled and no longer available for grant.  The purpose for adopting the Plan is to enable us, following the termination of the Consolidated Plan, to continue to provide an equity incentive plan to assist us in attracting and retaining key employees and key independent contractors, consultants and members of our Board of Directors and to provide long term incentives to the foregoing.  The Board of Directors also is seeking the approval of the Plan by the shareholders to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

We are seeking approval for 1,900,000 shares to be made available for issuance under the Plan.  In addition to this maximum, the Plan provides that equity awards other than options and stock appreciation rights (“SARs”) will be counted against the Plan share pool in a ratio of 1.58 to 1.  For example, if we grant 1,000 shares of restricted stock (whether time-vested or performance-based vested), we would reduce the number of shares available under the pool by 1,580.  The amount of shares will be subject to adjustment in the event of stock splits, stock dividends, mergers or other changes in our capitalization.  As of December 12, 2011, the market value of the 1,900,000 shares proposed to be made available under the Plan was $14,687,000.  Cash payments, if any, received by us under the Plan will be used for general corporate purposes.

In general, Section 162(m) of the Code denies a publicly-held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to our chief executive officer and the three other officers whose compensation is disclosed in our annual proxy statement, other than our principal financial officer, subject to certain exceptions.  One of these exceptions is for qualified performance based compensation.  Under this exception, income recognized upon the exercise of a stock option will not be subject to the Section 162(m) deduction limit if the stock option was issued under a plan approved by shareholders.  In addition, the option must be issued under a plan that provides a limit to the number of shares that may be issued under the plan to any one individual.  In accordance with Code Section 162(m), no more than 950,000 shares may be granted under the Plan in any one calendar year to any one employee.  Further, performance bonuses may also fall within an exception if the parameters of the bonus are approved by the shareholders.  The shareholders are thus being asked to approve the Plan to qualify under the exception for performance based compensation under Section 162(m) of the Code.

Description of the Plan

The following is a summary of the principal features of the Plan.  This summary, however, does not purport to be a complete description of the Plan.  It is qualified in its entirety by reference to the full text of the Plan.  A copy of the Plan has been filed with this Proxy Statement, and any shareholder who wishes to obtain a copy of the Plan may do so by written request to the Company’s General Counsel, at our headquarters in Austin, Texas.

General

The purpose of the Plan is to assist us in attracting and retaining key employees, and also independent contractors, non-employee directors and consultants, and to give such persons a greater proprietary interest in, and closer identity with, us and our financial success, including on a long term basis.  The Plan authorizes us to make grants (“Awards”) of incentive stock options (within the meaning of Section 422 of the Code), non-qualified (or non-statutory) stock options (the incentive and non-qualified stock options issued under the Plan are referred to collectively as “options”), restricted stock, SARs, dividend equivalents, other stock-based awards, performance awards and cash awards.  Unless earlier terminated by our Board of Directors or shareholders, the Plan will terminate on December 14, 2021.

Administration of the Plan

The Plan is administered by a committee of our Board of Directors consisting of two or more non-employee Board members.  The committee has the discretion to delegate some or all of its duties (except the selection and awarding of Awards to Section 16 officers) to the chief executive officer or other senior officers. The committee, or its delegates (except as to Section 16 officers), has complete discretion to determine who will be recipients of Awards under the Plan and to establish the terms, conditions and limitations of each Award (subject to the terms of the Plan and the applicable provisions of the Code), including the type and amount of the Award, the number of shares of common stock to be subject to options or restricted stock, the amount of cash to be included in the Award, and the date or dates upon which options or restricted stock become exercisable or vested, or upon which any restrictions applicable to any common stock included in the Award lapse. The committee also has full power to construe and interpret the Plan and the Awards granted under the Plan, and to establish rules and regulations necessary or advisable for its administration.  The determination of the committee with respect to any matter under the Plan to be acted upon by the committee is final and binding.

Awards under the Plan may be granted only to our (or our subsidiaries’) eligible employees and key non-employees (non-employee directors, independent contractors or other consultants).  The committee will determine whether a particular non-employee qualifies as a “key non-employee.”  Awards may be granted to a prospective employee, conditioned upon such person becoming an employee.

Our Board of Directors may amend the Plan in any respect, except that amendments will be subject to the approval of our shareholders if such shareholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which our shares may be listed or quoted, or if our Board of Directors, in its discretion, determines to submit such changes to our shareholders for approval.  Further, the Plan does not permit, absent the approval of our shareholders: (i) Awards which have an exercise price to be granted that is less than the fair market value of a share of our common stock on the date of grant, nor (ii) the repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards.

Terms and Conditions of Awards under the Plan

Awards under the Plan may consist of any combination of one or more incentive or non-qualified options, restricted stock, SARs, dividend equivalents, other stock-based awards, performance awards or cash awards, on a stand alone, combination or tandem basis.  The committee may specify that Awards other than options will be issued in cash, shares of common stock, or a combination of cash and common stock.

The committee is permitted to cancel any unexpired, unpaid, unexercised or deferred Awards at any time if a participant is not in compliance with the applicable provisions of his or her Award agreement or the Plan.  Unless otherwise described below for options, or as may be provided in an individual Award agreement, all unexpired, unpaid, unexercised or deferred Awards will be canceled immediately if a participant ceases his or her service with us and our subsidiaries, except for (a) retirement under one of our retirement plans, (b) retirement in our best interest (as determined by our chief executive or other designated senior officer), or (c) termination of the participant’s employment upon his or her death or disability.  Upon retirement under one of our retirement plans or termination in our best interests, the committee may permit Awards to continue, and may accelerate exercisability and vesting.  Upon the death or disability of a participant, his or her estate or beneficiaries (or the participant in the case of disability) may exercise or receive benefits under the Award until the original expiration date, if any, as provided in the Award (or within one year in the case of options) and the committee may in its discretion accelerate the vesting or terminate the restrictions to which the Award is subject.

Upon any change in the nature or number of our outstanding shares of common stock due to a stock split, stock dividend, merger, reorganization or similar event, adjustments will be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.  Shares subject to Awards may be delivered or withheld by us in connection with the exercise of options, the settlement of SARs or the payment of required withholding taxes.  Shares that are delivered to, or withheld by, us under an Award may not be reissued under the Plan.

Both incentive and non-qualified options may be granted pursuant to the Plan.  Both incentive and non-qualified options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted.  As required by the Code, if an incentive option is granted to any participant who owns more than ten percent of the voting power of our stock (a “Significant Stockholder”), then the exercise price per share to such participant will be not less than one hundred ten percent (110%) of fair market value on the date of grant.  Fair market value equals the closing sales price of the common stock on the date of grant.  The maximum term of all incentive options granted under the Plan is ten years.  (Incentive options granted to a Significant Stockholder have a maximum term of five years.)  The term of non-qualified options may be set by the committee in its discretion.  No options may be granted more than ten years from the date the Plan was adopted. Except as otherwise determined by the committee, all options are non-transferable and may be exercised during a participant’s lifetime only by the participant.  The aggregate number of shares as to which incentive options may be granted from time to time under the Plan shall not exceed 950,000.

At the time an option is granted, the Award Agreement will specify the date or dates upon which the option, or portion of the option, becomes exercisable and/or vested.  The permissible manner of payment for the purchase price upon exercise of the option (such as cash, check, the transfer of previously owned, fully paid shares, or through a “cashless” exercise) will be set by the committee in the particular Award agreement or by general rules.

A participant who ceases to be our employee or key non-employee for any reason other than death, disability or termination “for cause” will be permitted to exercise any option, to the extent it was exercisable on the date of such cessation, but only within ninety (90) days of such cessation.  A participant who is terminated for “cause,” as defined in the Plan, will immediately lose all rights to exercise any options.  If a participant dies, his or her estate or personal representative may exercise the option, to the extent it was exercisable on the date of death.  If a participant becomes permanently disabled, he or she may exercise an option to the extent it was exercisable at the time of the onset of the disability.  In the case of either death or disability, the option must be exercised within twelve (12) months after the date of death or onset of disability, and prior to the original expiration date of the option, and the committee may accelerate the date on which the restrictions lapse or vesting occurs.

The committee may award shares of common stock (or grant an Award denominated in units of common stock) on a restricted basis.  The terms of a restricted stock award, including the consideration, if any, to be paid by the participant to acquire the stock, will be determined by the committee at the time the Award is made and will be described in the Award agreement.  The restrictions will lapse over such period of time, or based upon such performance criteria, as the committee may determine at the time of the award.  After the restricted stock is awarded, the participant will be a shareholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock.  Shares of restricted stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions.  The committee, in its discretion, may accelerate the date on which the restrictions lapse or vesting occurs.

The committee may award SARs either alone, in tandem or in combination with an option or other Award.  An SAR will permit the participant to receive, upon exercise, cash or shares of common stock equal in value to the excess of the fair market value of a share of common stock as of the exercise date over the base price set by the committee at the time the SAR is granted, multiplied by the number of shares of common stock then being exercised under the SAR.  The base price will be at least the fair market value of a share of common stock on the date of grant. SARs will become exercisable upon the date or dates, or the occurrence of the events, set by the committee at the time of grant.  An SAR may only be exercised by the participant or, if applicable, by the participant’s personal representative.

The committee may award other stock-based awards, as well as performance awards or cash awards, under the Plan, subject to restrictions and conditions and other terms as determined by the committee at the time of the Award.  The committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions.  The committee shall, with respect to any award granted to a “covered employee” within the meaning of Section 162(m) of the Code, base performance goals on one or more of the following business criteria for the Company on a consolidated basis and/or one of our subsidiaries (except with respect to the total shareholder return and earnings per share criteria): (a) total shareholder return; (b) such total shareholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (c) stock price; (d) net income or net operating income; (e) pre-tax earnings or profits; (f) EBIT or EBITDA; (g) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (h) operating margin; (i) earnings per share or growth in earnings per share; (j) return on equity; (k) return on assets or capital; (l) return on investment; (m) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (n) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (o) working capital; (p) sales; (q) gross or net revenues or changes in gross or net revenues; (r) market share or market penetration with respect to designated products and/or geographic areas; (s) reduction of losses, loss ratios or expense ratios; (t) cost of capital; (u) debt reduction; (v) satisfaction of business expansion goals or goals relating to acquisitions or divestitures; and/or (w) employee turnover.  The committee may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited in the case of a performance award intended to qualify under Code Section 162(m).  No “covered employee” may receive a performance Award in excess of $5,000,000 during any three (3) year period.  These Awards will be subject to cancellation or forfeiture upon the terms set forth above.

Plan Benefits

All Awards under the Plan are made at the discretion of the Compensation Committee.  Under the Plan, the Compensation Committee awarded, subject to shareholder approval of this Proposal No. 2, long-term performance based share awards and long-term performance based cash awards as the Long Term Incentive Program (“LTIP”) portion of our executive compensation program beginning in fiscal year 2012.  These awards will be measured over a three year period beginning on October 1, 2011 and ending on September 30, 2014.  The table below shows, as to, (i) each of our executive officers named in the Summary Compensation Table of the “Compensation Discussion and Analysis” section of this Proxy Statement; (ii) any new executive officer in fiscal year 2012; and (iii) the various indicated groups, the aggregate number of shares of our common stock subject to performance-based shares and the performance-based cash awards under the LTIP which were approved by our Compensation Committee, subject to the approval of the Plan by our shareholders, for issuance at the end of fiscal year 2014, if certain financial and operational metrics are attained (see Footnote 1 below).  All other future benefits under the Plan are discretionary and cannot be determined at this time and we have not included a table reflecting such benefits or Awards.

Name and Position	Number of Performance- Shares To Be Granted(1)	Dollar Value ($) of Performance Shares(2)	Cash Awards(3)
Patrick J. Ramsey President and Chief Executive Officer	60,000	$463,800	$1,000,000
Adam Chibb Senior Vice President, Chief Financial Officer	35,000	$270,550	$500,000
Jerome R. Smith Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary(4)	35,000	$270,550	$333,333
Mick D. Roemer Senior Vice President of Sales	35,000	$270,550	$333,333
Joaquin J. Aviles Vice President of Technology	35,000	$270,550	$333,333
Uri L. Clinton Former Senior Vice President, General Counsel and Corporate Secretary(4)	0	$0	$0
All current executive officers as a group (5 persons)	200,000	$1,546,000	$2,499,999
All current non-employee directors as a group	0	$0	$0
Non-executive officer employee group	62,500	$483,125	$375,000

(1)
Awards reflect performance share grants which may be earned over a three year performance cycle commencing October 1, 2011 and ending on September 30, 2014 upon the achievement of certain average stock prices for our common stock, based incrementally on the compounded annual growth rate of our common stock, with 50%, 75% and 100% of the performance share awards being granted based on the achievement of certain average increasingly higher stock prices (each, a “Trigger Price”) measured over the last three months of the performance cycle.  In addition, the awards shall be issued at the applicable percentage levels in the event of a change in control at a price per share at or above the applicable Trigger Price prior to the expiration of the performance cycle.  The amounts shown are at the 100% level; the actual amount could be less depending on the specific Trigger Price.  All performance shares are fully vested if and when issued.

(2)	Based upon the fair market value of a share of our common stock on December 12, 2011.
(3)
Reflects the value of the cash award that will be received by the employee if certain target levels of earnings per share and revenues, as measured over the three year performance cycle (October 1, 2011 to September 30, 2014), are attained.  Actual awards may be greater if the targets are exceeded (up to a specified maximum) or less if targets are not achieved (subject to a specified minimum level of performance).  If the maximum goals are attained, Mr. Ramsey’s cash award will be $2,000,000; Mr. Chibb’s award will be $1,000,000 and each of the other named executive officers (other than Mr. Clinton) will receive $666,666.  If the minimum performance goals are attained, Mr. Ramsey’s award will be $500,000; Mr. Chibb’s award will be $250,000 and each of the other named executive officers (other than Mr. Clinton) will receive $166,667.  In the event of a change in control prior to the expiration of the performance period, the awards shall be paid out at the target level.

(4)
Mr. Smith was appointed Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, effective October 7, 2011, to succeed Mr. Clinton, who resigned effective October 7, 2011.

Please see the “Summary Compensation Table” and the “Grant of Plan-Based Awards in our Fiscal Year Ended September 30, 2011” table appearing elsewhere in this Proxy Statement for information regarding Awards to our named executive officers during our fiscal year ending September 30, 2011.

Federal Income Tax Effects

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on the federal income laws currently in effect.  This summary is not intended to be complete and does not describe state or local tax consequences.  It is not intended as tax guidance to the participants in the Plan.

Under the Code, as presently in effect, the grant of an option or SAR at fair market value or the award of restricted stock under the Plan will not generate federal income to a participant or a deduction to the Company.

Upon exercise of a non-qualified option or an SAR, the participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of our common stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from us (less any exercise price, if applicable).  We will be entitled to a tax deduction in the same amount as is recognized by the participant and at the same time, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing).  Upon a disposition of shares acquired upon exercise of a non-qualified option, any amount received in excess of the fair market value of the shares at the time of exercise of the option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares.  We will not be entitled to any tax deduction upon such subsequent disposition.

In the case of incentive options, the participant typically recognizes no ordinary income on the date of grant or exercise.  If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option’s exercise price and the sale price.  If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise.  We generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

For Awards of restricted stock, the fair market value of the stock is not taxable to the participant as ordinary income until the year the participant’s interest is freely transferable or no longer subject to a substantial risk of forfeiture.  Section 83 of the Code, however, permits a participant to elect to have the fair market value of the stock taxed as ordinary income in the year the Award is received.  Dividends on restricted stock are treated as ordinary income at the time paid.  We generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Upon the receipt of a performance or cash Award, the participant will recognize ordinary income equal to the amount of the Award, which amount will be includable in the participant’s taxable income in the year such Award is paid.  We will be entitled to a deduction in the same year equal to the amount of the Award.

Awards under the Plan may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the Award becomes vested, plus interest, if the Award constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.  Section 409A of the Code does not apply to options (so long as they are granted at an exercise price which is at least equal to the fair market value of a share of our common stock on the date of grant) and restricted stock provided there is no deferral of income beyond the vesting date.  Section 409A of the Code also does not cover SARs if the exercise price of the SAR is not less than the fair market value of a share of our common stock on the date of grant and there are not any features that defer the recognition of income beyond the exercise date.

Vote Required

The affirmative vote of the holders of the majority of the shares entitled to vote on, and who vote for, against, or expressly abstain with respect to Proposal Two, is required to approve adoption of the Plan.

Recommendation of our Board of Directors

Upon the recommendation of the Compensation Committee, our Board of Directors recommends that the shareholders vote “FOR” the approval of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their shareholder meetings on or after January 21, 2011, to hold a separate non-binding, advisory shareholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal).

Executive Compensation

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 34, the Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board of Directors also believes that our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation programs that are based on the Company’s financial performance. These incentive programs are designed to reward our executive officers on both an annual and long-term basis if they attain specified target goals, the attainment of which do not require the taking of an unreasonable amount of risk, as discussed above in the “Compensation Risk Assessment” section beginning on page 34.

The “Compensation Discussion and Analysis” discussion beginning on page 34 includes additional details about our executive compensation programs. This Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.”

Vote Required

The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain.  However, because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of our Board of Directors

The Board of Directors recommends that you vote FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.

Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL FOUR

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected BDO USA, LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2012. BDO USA, LLP has served as our independent registered public accountants since their appointment in our 1999 fiscal year. A representative of BDO USA, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

	Year Ended	Year Ended
	September 30, 2011	September 30, 2010
Audit Fees	$535,000	$555,000
Audit-Related Fees	107,500	117,000
Tax Fees	—	45,129
All Other Fees	—	—
Total	$642,500	$717,129

Audit Fees. Audit Fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting including in our Form 10-K, the quarterly reviews of condensed consolidated financial statements included in our Form 10-Q filings and other statutory or regulatory filings.

Audit-Related Fees. Audit-Related Fees are fees for assurance and related services. This category includes fees related to assistance in employee benefit and compensation plan audits, SSAE 16 Reports and consulting on financial accounting/reporting standards.

Tax Fees. Tax Fees primarily include professional services performed with respect to preparation and review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation. Tax fees also include professional fees related to research and development tax credit studies.

All Other Fees. All other Fees includes the aggregate fees for products and services provided by BDO USA, LLP that are not reported under “Audit Fees,” “Audit Related Fees” or “Tax Fees.” There were no other fees in the fiscal years ended September 30, 2011 and 2010.

The Audit Committee has also adopted procedures for pre-approving all audit and non-audit services provided by BDO USA, LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval procedures, the Audit Committee pre-approved all audit and non-audit services provided by BDO USA, LLP for the fiscal years ended September 30, 2010 and September 30, 2011.  The Audit Committee has considered whether the provision by BDO USA, LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of BDO USA, LLP, and has concluded that such services are compatible with BDO USA, LLP’s independence as our auditors.

Shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of BDO USA, LLP is being submitted to the shareholders for ratification. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present or represented and voting at the annual meeting.

Recommendation of our Board of Directors

Upon the recommendation of the Audit Committee, our Board of Directors recommends that the shareholders vote “FOR” the ratification of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2012.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of December 12, 2011, by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each Named Executive Officer as identified on page 34, and (iv) all of our directors and executive officers as a group.

Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
The Baupost Group, L.L.C.	2,600,000(3)	9.6%
BlackRock Inc.	2,382,443(4)	8.8%
Epoch Investment Partners, Inc.	2,206,732(5)	8.1%
Dolphin Limited Partnership III, L.P.	1,907,935(6)	7.0%
Dimensional Fund Advisors, Inc.	1,360,181(7)	5.0%
Patrick J. Ramsey	1,095,000(8)	3.9%
Adam Chibib	583,333(9)	2.1%
Uri L. Clinton	— (10)	*
Mick D. Roemer	375,000(11)	1.4%
Joaquin J. Aviles	345,000(12)	1.3%
Stephen J. Greathouse	105,000(13)	*
Neil E. Jenkins	50,000(14)	*
Michael J. Maples, Sr.	127,500(15)	*
Justin A. Orlando	30,000(16)	*
Robert D. Repass	222,500(17)	*
Timothy S. Stanley	20,000(18)	*
All executive officers and directors (12 persons) as a group	3,203,333(19)	10.6%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise noted, the address for all officers and directors is the address of our principal executive offices at 206 Wild Basin Road South, Building B, Austin, Texas 78746.
(2)
Percentages of ownership are based on 27,096,096 shares of common stock outstanding on December 12, 2011 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 12, 2011, are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.

(3)
Based solely on a Schedule 13G/A filed on February 12, 2009 with the SEC, The Baupost Group, LLC (“Baupost”) is a registered investment advisor and the beneficial owner of 2,600,000 shares of the Company’s common stock, which may also be deemed to be beneficially owned by SAK Corporation (“SAK”), the manager of Baupost, and Seth A. Klarman, the sole director of SAK and a controlling person of Baupost, and each has shared voting and dispositive power as to the 2,600,000 shares.  In addition, the reported shares include securities purchased on behalf of various investment limited partnerships. The address of Baupost, SAK and Mr. Klarman is address is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(4)
Based solely on a Schedule 13G/A filed on February 7, 2011 with the SEC, BlackRock, Inc. (“Blackrock”) is the beneficial owner of 2,382,443 shares of the Company’s common stock and has the sole voting and dispositive power as to those 2,382,443 shares. BlackRock’s address is 40 East 52nd Street, New York, NY 10022.

(5)
Based solely on a Schedule 13G/A filed on February 11, 2011 with the SEC, Epoch Investment Partners, Inc. (“Epoch”) is the beneficial owner of 2,206,732 shares of the Company’s common stock on behalf of other persons known to have one or more of the following: (1) the right to receive dividends for such securities, (2) the power to direct the receipt of dividends from such securities, (3) the right to receive the proceeds from the sale of such securities, or (4) the right to direct the receipt of proceeds from the sale of such securities. Epoch has sole voting power as to 2,205,982 shares of the Company’s common stock and sole dispositive power as to 2,206,732 shares of the Company’s common stock.  Epoch’s address is 640 5th Avenue, 18th Floor, New York, New York 10019.

(6)
Based solely on a Schedule 13D/A filed on January 8, 2009 with the SEC, Dolphin Limited Partnership III, L.P. (“Dolphin III”) owns 1,453,695 shares.   As the general partner of Dolphin III, Dolphin Associates III, LLC (“Dolphin Associates III”) may be deemed to beneficially own the 1,453,695 shares owned by Dolphin III.  As the managing member of Dolphin Associates III, which in turn is the general partner of Dolphin III, Dolphin Holdings Corp. III (“Dolphin Holdings III”) may be deemed to beneficially own the 1,453,695 shares owned by Dolphin III.  As the Chief Executive Officer, President and Senior Managing Director of Dolphin Holdings III, which is the managing member of Dolphin Associates III, which in turn is the general partner of Dolphin III, Donald T. Netter may be deemed to beneficially own the 1,453,695 shares owned by Dolphin III, Dolphin Limited Partnership I, L.P. (“Dolphin I”) beneficially owns 298,401 shares of the Company’s common stock.  As the general partner of Dolphin I, Dolphin Associates, LLC (“Dolphin Associates”) may be deemed to beneficially own the 298,401 shares owned by Dolphin I.  As the managing member of Dolphin Associates, which in turn is the general partner of Dolphin I, Dolphin Holdings Corp., (“Dolphin Holdings”) may be deemed to beneficially own the 298,401 shares owned by Dolphin I.  As the Chairman, Chief Executive Officer, President and Senior Managing Director of Dolphin Holdings, which is the managing member of Dolphin Associates, which in turn is the general partner of Dolphin I, Mr. Netter may be deemed to beneficially own the 298,401 shares owned by Dolphin I.  Dolphin Financial Partners, L.L.C (“Dolphin Financial Partners”) owns 155,839 shares.  As the Manager of Dolphin Financial Partners, Mr. Netter may be deemed to beneficially own the 155,839 shares owned by Dolphin Financial Partners. Justin A. Orlando, who is Vice President and Managing Director of Dolphin Holdings III, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the shares beneficially owned by the other members of the group.  Mr. Orlando disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group. Each of Dolphin III, Dolphin Associates, Dolphin Holdings, Dolphin Associates III, Dolphin Holdings III, Dolphin I, Dolphin Financial Partners, and Mr. Netter, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the shares beneficially owned by the other members of the group.  Each of Dolphin III, Dolphin Associates, Dolphin Holdings, Dolphin Associates III, Dolphin Holdings III, Dolphin I, Dolphin Financial Partners, and Mr. Netter disclaims beneficial ownership of the Shares owned in the aggregate by the other members of the Group, except to the extent of its or his pecuniary interest therein. By virtue of his position with Dolphin Holdings, Dolphin Holdings III and Dolphin Financial Partners, Mr. Netter has the sole power to vote and dispose of the Shares beneficially owned by Dolphin I, Dolphin III and Dolphin Financial Partners. The address of the principal office of each of Dolphin I, Dolphin Financial Partners, Dolphin Associates, Dolphin Holdings and Mr. Netter is 96 Cummings Point Road, Stamford, Connecticut 06902.  The address of the principal office of each of Dolphin III, Dolphin Associates III, Dolphin Holdings III and Mr. Orlando is 96 Cummings Point Road, Stamford, CT 06902.

(7)
Based solely on a Schedule 13G/A filed on February 11, 2011 (“Dimensional 13G/A”) with the SEC, Dimensional Fund Advisors, LP (“Dimensional Fund”) is the beneficial owner of 1,360,181 shares of our common stock and has sole voting power as to 1,331,274 shares and sole dispositive power as to 1,360,181 shares.  Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “funds”). In certain cases, subsidiaries of Dimensional Fund may act as an adviser or sub-adviser to certain funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the funds, and may be deemed to be the beneficial owner of the shares of the Company held by the funds. However, all securities reported in the Dimensional 13G/A are owned by the funds. Dimensional disclaims beneficial ownership of such securities.  Dimensional Fund’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)	Consists of 1,095,000 shares issuable upon the exercise of stock options that are currently exercisable.
(9)	Consists of (i) 15,000 shares owned by Mr. Chibib, and (ii) 568,333 shares issuable upon the exercise of stock options that are currently exercisable.

(10)	Mr. Clinton resigned as Senior Vice President, General Counsel, and Corporate Secretary effective October 7, 2011. As of December 12, 2011, Mr. Clinton no longer had any options outstanding.
(11)	Consists of (i) 10,000 shares owned by Mr. Roemer, and (ii) 365,000 shares issuable upon the exercise of stock options that are currently exercisable.
(12)	Consists of 345,000 shares issuable upon the exercise of stock options that are currently exercisable.
(13)	Consists of (i) 75,000 shares owned by Mr. Greathouse, and (ii) 30,000 shares issuable upon the exercise of stock options that are currently exercisable.
(14)	Consists of 50,000 shares issuable upon the exercise of stock options that are currently exercisable.
(15)	Consists of (i) 30,000 shares owned by Mr. Maples, and (ii) 97,500 shares issuable upon the exercise of stock options that are currently exercisable.
(16)
Consists of 30,000 shares issuable upon the exercise of stock options that are currently exercisable.  Based solely on a Schedule 13D/A filed on January 8, 2009, Mr. Orlando, as a member of the Dolphin Group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own 1,907,935 shares (the “Dolphin Shares”) beneficially owned by Dolphin III, Dolphin Associates, Dolphin Holdings, Dolphin Associates III, Dolphin Holdings III, Dolphin I, Dolphin Financial Partners,  and Mr. Netter (the “Dolphin Group”).  Mr. Orlando disclaims beneficial ownership of the Dolphin Shares.

(17)	Consists of 222,500 shares issuable upon the exercise of stock options that are currently exercisable.
(18)	Consists of 20,000 shares issuable upon the exercise of stock options that are currently exercisable.
(19)
Consists of 130,000 shares owned directly and 2,698,333 shares issuable upon the exercise of stock options that are currently exercisable.  Includes Mr. Jerome R. Smith, the Company’s General Counsel and Corporate Secretary.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the operating effectiveness of the Company's internal controls over financial reporting and for issuing a report thereon.

Based on the Audit Committee’s:

■	Review of our audited consolidated financial statements for our fiscal year ended September 30, 2011;
■	Discussions with our management regarding our audited consolidated financial statements;
■	Discussion with our independent registered public accounting firm regarding matters required to be discussed by the Statement on Auditing Standards No. 61 (“The Auditor’s Communication With Those Charged With Governance”), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning its independence, and has discussed with their independence from the Company and its management; and
■	Other matters the Audit Committee deemed relevant and appropriate,

the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for our fiscal year ended September 30, 2011, be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2011, for filing with the SEC.

AUDIT COMMITTEE

Robert D. Repass, Chairman
Justin A. Orlando
Michael J. Maples, Sr.

EXECUTIVE OFFICERS

Set forth below is information regarding the executive officers of the Company as of December 14, 2011.  Each officer holds office until the earlier of (1) the due election of such officer’s successor, and (2) such officer’s death, resignation or removal from office.  There are no family relationships among any of our executive officers and directors.

Name	Age	Positions and Offices
Patrick J. Ramsey	37	President, Chief Executive Officer and Director
Adam Chibib	45	Senior Vice President and Chief Financial Officer
Jerome R. Smith	60	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Mick D. Roemer	59	Senior Vice President, Sales
Joaquin J. Aviles	51	Vice President, Technology

Patrick J. Ramsey, see “Proposal One — Election of a Directors”, above.

Adam Chibib was appointed Chief Financial Officer in February 2009. Mr. Chibib brings over 20 years of financial management and technology industry experience to the Company, as well as relevant public company experience. Prior to joining us, Mr. Chibib ran a financial consulting practice as a sole proprietor, where he assisted early-stage technology companies with debt and equity fund raising, business model and process improvement implementation, and merger and acquisition advisory services. Mr. Chibib previously served as Chief Financial Officer at NetSpend Corporation, a privately-held processor and marketer of prepaid debit cards (June 2007-July 2008); as Interim Chief Financial Officer at Internet RIET, an Internet media company that owns and manages high-quality domain names, while also working as a consultant with GrowLabs, LLC, an investor in technology companies (January 2006-June 2007); as Chief Financial Officer at Tippingpoint Technologies, a network-based security hardware manufacturer (January 2004-January 2006); as Chief Financial Officer at Waveset Technologies, a security software company (April 2003-December 2003); and as Chief Financial Officer at BroadJump, Inc., a developer of broadband network management tools and software for broadband service providers (November 1998-March 2003). In each case Mr. Chibib was an integral member of the senior management teams that consistently improved revenues and cash flow with responsibilities for all internal operations. In addition, as Controller at Tivoli Systems, a private software company for infrastructure management sold to IBM in 1996 (February 1997-January 1999), Mr. Chibib’s responsibilities included managing the worldwide accounting and treasury functions of a $1 billion software company. Mr. Chibib has also held various positions, including senior level positions, at Coopers & Lybrand, LLP and Price Waterhouse, LLP, global professional services firms.  None of these companies are affiliates of the Company. Mr. Chibib received a B.B.A. in Accounting from the University of Texas at Austin. Mr. Chibib is a Certified Public Accountant.

Jerome R. Smith became our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary effective October 7, 2011.  Mr. Smith previously served various positions at Shuffle Master, Inc., a supplier of automatic card shufflers and proprietary table games, including General Counsel continuously from August 2001 until July 2010, Executive Vice President and Corporate Secretary from November 2008 until July 2010, Senior Vice President from March 2004 until November 2008, and Assistant General Counsel from March 2001 until he was promoted to General Counsel in August 2001.  Mr. Smith also has served as an attorney for Shuffle Master from July 2010 until September 2010, and, pursuant to the terms of his employment agreement, Mr. Smith is available for limited consultation from September 2010 until August 2012 as a part-time employee/consultant for Shuffle Master.  Mr. Smith has also served as the part-time General Counsel to ClosingCorp Inc., a privately held e-commerce and technology company, from June 2011 until September 2011, and as a legal and business consultant for various public and private companies from September 2010 until September 2011.  Prior to joining Shuffle Master, Mr. Smith was “Of Counsel” in the corporate law department of Hale Lane Peek in Las Vegas, Nevada.  Prior to being Of Counsel at Hale Lane Peek, Mr. Smith served as in-house counsel to several different privately-held companies, including Ironclad LLC, a plastic consumer goods manufacturer; Equity AG Financial, a real estate acquisitions company; Hang Ten International, a trademark licensing and clothing company; and American Cinema, an independent motion picture company; as well as had his own private practice of law.   None of these companies are affiliates of the Company.  Mr. Smith graduated magna cum laude from Duke University in December 1973 with a BA in political science, and received his Juris Doctor degree from Emory University School of Law in June 1977. He was selected for the Order of the Coif and served as the Notes and Comments Editor of the Emory Law Journal.  He is now, and has continuously since December 1977, been an active member in good standing of the State Bar of California.

Mick D. Roemer became our Senior Vice President of Sales in January 2009. He has more than 27 years of gaming equipment sales and marketing experience to the Company. Mr. Roemer consulted with the company beginning in May 2008 in support of the Company’s efforts to expand its penetration into the Class III gaming market. Prior to 2007, Mr. Roemer served as Senior Vice President of Sales, Marketing and Product Development for Bally Technologies (2000-2007), contributing to Bally Technologies’ turn around and significant increase in market share during that period.  Mr. Roemer also previously served in various positions for International Game Technologies (IGT) including Vice President of Sales and Vice President of Marketing where he directed the development and launch of products like Megabuck, Wheel of Fortune and the iGame video slot series. Mr. Roemer worked with IGT for 13 years beginning in 1984.  He has also served as Vice President of Sales for Powerhouse Technologies (previously VLC – Video Lottery Consultants), manufacturers of gaming machines and systems, and Senior Vice President and General Manager of Anchor Gaming, a supplier and operator of gaming machines and equipment throughout Nevada and the United States; and he maintains his position as President of Roemer Gaming LLC, a Nevada licensed manufacturer, operator and distributor. None of these companies are affiliates of the Company. Mr. Roemer holds a B.S. in Marketing from Oklahoma State University.

Joaquin J. Aviles joined the Company in 2009 as Vice President of Technology, currently with 27 years of experience in systems architecture, embedded software development and platform manufacturing. Prior to joining the Company, Mr. Aviles was employed at Storspeed Incorporated, a manufacturer of network file systems and storage products, as Vice President of Engineering from 2007 to 2009. From 2001 to 2006, Mr. Aviles was employed as Vice President of Engineering by Tippingpoint Technologies Incorporated, a network security company acquired by 3Com Corporation, later acquired in 2010 by Hewlett Packard, a manufacturer of communications and information technology networking products. From 1998 to 2001, Mr. Aviles was employed as Director of Engineering by Cisco Systems, Inc., a manufacturer of communications and information technology networking products.  Mr. Aviles has previously managed the development of high volume production platforms through contract manufacturers both locally and abroad and has been responsible for supporting organizations generating over $400M in yearly revenue.  Mr. Aviles has participated in fund raising activities to Venture Capital firms and individual investors and has been involved in the early stages of four start-ups with successful exits at Compaq Computers, a computer and networking peripherals company, in the early 1990s, Cisco in the late 1990s, and 3Com in the early 2000s. None of these companies are affiliates of the Company. Mr. Aviles is holder of multiple approved patents and architect of 10Gbit Ethernet Network Devices and System on a Chip (SOC) Application Specific Integrated Circuit (ASIC) currently in use by the networking, security and digital storage markets.  Mr. Aviles is responsible for creating and co-developing innovative technologies as Intrusion Prevention System (IPS) that offers protection to Internet Service Providers infrastructures running in excess of 10 Gbps. Mr. Aviles holds a BS in Electronic Engineering from the Florida International University in Miami, FL.

Certain Relationships and Related Transactions

Related-party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Both the Audit Committee and the Company’s Regulatory Compliance Committee, or the Compliance Committee, have established policies and procedures for review and approval of related-party transactions.

If a related party transaction subject to review directly or indirectly involves a member of either committee (or an immediate family member or domestic partner), the remaining committee members will conduct the review.  In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee and the Compliance Committee consider, among other factors, whether the proposed related-party transaction is of the form and type that the Company would normally engage in, the benefits associated with the transaction, goods or services provided by or to the related party, the nature of the transaction, the significance of the transaction to the Company and to the related party, and management’s determination that the transaction is in the best interests of the Company.

To receive Audit Committee and Compliance Committee approval, related party transactions must have a Company business purpose and be on terms that are fair and reasonable to the Company, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee and Compliance Committee also require that the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities.

The following transaction was reviewed and approved by the Company's Audit Committee and Compliance Committee: one of the Company's subsidiaries entered into a no-obligation trial period under an Equipment Lease/Purchase Agreement and Software License, or the Purchase Agreement, with Pinnacle Entertainment, Inc., or Pinnacle, while the Company's former director, Anthony Sanfillippo, was a director and shareholder of the Company and also served as a director and the President and Chief Executive Officer of Pinnacle.  The Purchase Agreement converted from operating under a no-obligation trial period to a lease at one of the facilities prior to Mr. Sanfilippo leaving the Company.  The other facility did not begin converting from a no-obligation trial period under the Purchase Agreement to a sale until after Mr. Sanfilippo ceased to be a director of the Company.  The total amount of revenue from Pinnacle in 2011 was $455,000.

In addition, our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Texas law. We have entered into indemnification agreements with all of our directors and have purchased directors’ and officers’ liability insurance. In addition, our articles of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

Equity Compensation Plans

The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of September 30, 2011. The following equity compensation plans were approved by shareholders: Consolidated Equity Incentive Plan, the 2000, 2001 and 2002 Stock Option Plans, the 2003 Outside Directors Stock Plan and the 1996 Stock Incentive Plan, as amended.

Stock options are currently awarded under the Company’s Consolidated Equity Incentive Plan, which was adopted by the Company’s shareholders on March 23, 2010 (the “Consolidated Plan”).  The Consolidated Plan is comprised of shares already reserved under certain of the Company’s prior equity incentive plans, including the 2000, 2001 and 2002 Stock Option Plans and the 2003 Outside Directors Stock Plan, all of which were previously approved by the Company’s shareholders, as well as the 2008 Employment Inducement Award Plan (collectively, the “Prior Plans”). The Consolidated Plan is set to terminate pursuant to its terms on March 23, 2012.  The number of common shares available for future issuance pursuant to the Consolidated Plan equals the initial number of shares approved by the Company's shareholders, plus the amount of common shares subject to outstanding awards under the Prior Plans that expire, are terminated, or are canceled without having been exercised or settled in full. Individual grants of options are documented by stock option agreements which contain the specific terms and provisions pertaining to each grant, including vesting, option term, exercise price, and termination provisions. Options granted to the executive officers and other employees generally vest over four years and expire seven years from the date of grant. The exercise price of stock options granted to executive officers is equal to the market value of a share of Company common stock on the date of grant. Therefore, our executive officers will receive no benefit from the stock options unless the quoted market price of a share of common stock exceeds the exercise price.

The following equity compensation plans were not approved by shareholders: the Ad Hoc Plan and the 2008 Employment Inducement Award Plan.  No shares remain available for issuance under either of these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders(1)	3,585,618	$5.72	1,801,150
Equity compensation plans not approved by security holders (2)	1,193,583	$4.26	—
Total	4,779,201	$5.36	1,801,150

(1)
During fiscal 2011, all grants were made from the Consolidated Plan. The number of common shares available for future issuance pursuant to the Consolidated Plan equals the initial number of shares approved by the Company's shareholders, plus the amount of common shares subject to outstanding awards under certain of the Company's prior equity compensation plans that expire, are terminated or are canceled without having been exercised or settled in full.  Shares available under the Consolidated Plan will be cancelled and no longer available for grant upon the expiration of the Consolidated Plan on March 23, 2012.

(2)
Represents the shares subject to options outstanding under the Company's previous equity plans, including Ad Hoc Plan and 2008 Employment Inducement Award Plan.  No additional options may be granted under these plans.

The Ad Hoc Plan permitted the grant of nonqualified stock options to eligible employees.  Each option vests with respect to 25% of the shares on each one-year anniversary of grant, with the option fully vested four years after the date of the grant, provided that on each such date the employee continues to be an employee or consultant of the company.  Unexercised options expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. As of September 30, 2011, options to acquire 60,000 shares were outstanding.

The 2008 Employment Inducement Award Plan was approved by the independent members of the Board.  Under the Plan, the Company was permitted to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards to new employees where the grant of such awards is an inducement material to the employee’s entering into employment with the Company in accordance with Nasdaq Marketplace Rules.  As of September 30, 2011, options to acquire 1,133,583 shares were outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, the executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock.  Based upon the copies of Section 16(a) reports which we prepared or for which we received from such persons for their fiscal year 2011 transactions in the common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, except Mr. Greathouse, the Company’s Chairman of the Board, filed a Form 4/A on September 13, 2011 reporting a purchase that occurred on August 22, 2011 of 25,000 shares of common stock of the Company for a weighted average price of $4.233.  The shares were purchased in multiple transactions at prices ranging from $4.17 to $4.25, inclusive. Mr. Greathouse undertook in the Form 4/A to provide to the Company, any security holder of Multimedia Games Holding Company, Inc., or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range described above.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

During fiscal 2011, we achieved the following key financial and shareholder return results:

▪ total revenues increased by 8.4% over fiscal 2010;
▪ cash balance increased to $46.7 million;
▪ cash exceeded debt by $9.7 million;
▪ domestic installed base increased 14% over fiscal 2010;
▪ operating income increased $16.8 million;
▪ GAAP EPS for fiscal 2011 came in at $.20 per share versus $0.09 in fiscal 2010;
▪ sales of proprietary units increased 24% over fiscal 2010; and
▪ regulatory licenses to sell our games in various markets increased from 97 at the end of fiscal 2010 to 132 at the end of fiscal 2011.

The above performance metrics reflect a healthy balance sheet with significant growth. This strong financial performance translated into increased value for our shareholders during fiscal 2011, as our share price increased from $3.70 (closing price on the last trading day of fiscal 2010) to $4.04, the closing price on the last trading day of fiscal 2011, which has since further increased and was $7.73 on December 12, 2011.

The Compensation Committee made the following major decisions with regard to executive pay during fiscal 2011:

■	salaries remained relatively unchanged with no changes for the CEO, modest increases for the VP-Sales and General Counsel, and increases commensurate with new duties for the CFO and VP-Technology;
■
annual incentives were paid at target and stretch levels, based primarily on the achievement of operating goals, including net income (loss), total cash flow and unit sales, as well as individual performance by our executives;

■
because the Company was in the process of reviewing its long term incentive program during fiscal year 2011, no grants of equity incentive awards for fiscal year 2011 were made in fiscal year 2011, but were instead delayed until and made in December of 2011 for the 2011 fiscal year; and

■	following the end of fiscal 2011 the Compensation Committee designed a long-term incentive program, as further described below.

For the purposes of this Compensation Discussion and Analysis, the capitalized term “Named Executive Officers,” or NEOs, refers to the executives who are named in the Summary Compensation Table below, specifically, Messrs. Patrick J. Ramsey, our President and Chief Executive Officer, Adam Chibib, our Chief Financial Officer, Mick D. Roemer, our Senior Vice President – Sales, Joaquin J. Aviles, Vice President – Technology, and Uri L. Clinton, our former Senior Vice President, General Counsel and Corporate Secretary.

Executive Compensation Policy

This Compensation Discussion and Analysis provides an overview of our compensation objectives and policies.

Compensation Committee Oversight

The Compensation Committee acts on behalf of the Board of Directors to approve the compensation of our executive officers and provides oversight regarding implementation of our compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to our equity compensation plans and incentive plans covering executive officers and other senior management. The Compensation Committee charter provides that the committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Committee.  In overseeing the plans, the Compensation Committee delegates authority for day-to-day administration to the Vice President - Human Resources and selection of participants, determination of award levels within set parameters, and approval of award documents to our CEO, except for awards to the Named Executive Officers, whose awards are determined by the Compensation Committee.  The Compensation Committee considers recommendations from our CEO with respect to the compensation of the Named Executive Officers other than the CEO. The Compensation Committee believes that input from management provides useful information and perspective. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

The Compensation Committee also reviews and approves on an annual basis corporate goals and objectives relevant to the compensation of our Named Executive Officers, evaluates the Named Executive Officers’ performance in light of those goals and objectives, and reports to the Board the Named Executive Officers’ compensation levels based on this evaluation. In determining the incentive component of the Named Executive Officers’ compensation, the Compensation Committee considers, among other things, the Company’s performance and relative shareholder return, the value of similar incentive awards to executives at comparable companies, and the compensation set forth in the Named Executive Officers’ employment agreement.

The Compensation Committee periodically reviews the executive compensation program and has engaged various independent compensation consultants over the past several years.  The Compensation Committee has the sole authority to obtain advice from consultants, legal counsel, accounting, or other advisors, as appropriate, to perform the Committee’s duties and responsibilities. The Compensation Committee has engaged Radford Consulting, or Radford, in order to review the Company’s compensation structure, including long term incentive programs for the executive officers and the directors, as well as a review of the Company’s equity incentive plan.

The Compensation Committee requested that Radford review the competitiveness and effectiveness of our executive compensation and incentive practices. Radford reviewed overall compensation levels, peer group information and practices and trends in long-term incentives as well as a competitive compensation assessment. In reviewing and making recommendations regarding the design of compensation programs, Radford considered our compensation philosophy and the balance between company objectives, value to employees and program costs. Radford presented a full report to the Compensation Committee regarding its findings and recommendations. The Compensation Committee reviewed the information provided by Radford and based upon the recommendations of Radford, the Compensation Committee has developed a long term incentive program utilizing both stock and cash incentives for the fiscal years 2012 through 2014, which is further set forth below under the section entitled “Long Term Incentive Program”.

Compensation Philosophy and Programs

The objectives of our compensation programs are to:

•	attract and retain highly qualified executive officers;

•	motivate our executive officers to accomplish strategic and financial objectives;

•	align our executive officers’ interests with those of our shareholders; and

•	favor performance-based compensation for Named Executive Officers that is aggressive, but achievable without excessive risk taking.

The Compensation Committee believes the most effective executive compensation program rewards our achievement of specific annual, long-term and strategic goals, and aligns the interest of the executives with those of the shareholders by rewarding performance in accordance with established goals that are aggressive, but achievable without excessive risk-taking. The Compensation Committee evaluates both performance and compensation to ensure we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, we believe executive compensation packages provided by us to our executive officers, including the Named Executive Officers, should include both cash compensation that rewards performance as measured against established goals and stock-based compensation.

The objective of our executive compensation program is to align the compensation paid to our executive officers with shareholder and customer interests (on both a short-term and long-term basis); attract, retain and motivate highly qualified executive talent; and provide appropriate rewards for achievement of business objectives and growth in shareholder value. It is the Company’s objective that executive compensation be directly related to the achievement of our planned goals, and the enhancement of corporate and shareholder value. The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty. In addition, the technology-related experience and skills of our executive officers have applications to many other industry sectors besides our own. As a result, there is substantial demand for qualified, experienced executive personnel of the type we need to achieve our objectives. The Compensation Committee considers it crucial that the Company be assured of retaining and rewarding our senior executives, who are essential to the attainment of our long-term goals.  For these reasons, the Compensation Committee believes the Company’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Our executive compensation programs are based on several factors, including the level of job responsibility, individual performance, and company performance. Compensation reflects the value of performance and rewards superior performance while limiting rewards for performance below targets. Compensation of executives in similar positions at companies in a peer group of 14 gaming and software companies is also considered in this evaluation, including Bally Technologies, Inc., Boyd Gaming Corporation, Canterbury Park Holding Corporation, Churchill Downs Incorporated, Dover Downs Gaming & Entertainment, Inc., Gaming Partners International, Inc., Global Cash Access Holdings, Inc., Glu Mobile Inc., International Game Technology, Scientific Games Corporation, Shuffle Master, Inc., Take-Two Interactive Software, Inc., TransAct Technologies, Inc., and WMS Industries, Inc.

The base salary and bonus opportunity of our Chief Executive Officer and our other Named Executive Officers’ are set forth in their respective employment agreements.  With respect to the compensation of the Chief Executive Officer, the Compensation Committee is responsible for the periodic review and approval of his total compensation, including annual incentive bonus structure and equity-based incentive compensation. The Compensation Committee also develops annual performance goals and objectives, and conducts an evaluation of the Chief Executive Officer’s performance relative to these goals and objectives. On a discretionary basis the Compensation Committee considers and discusses the Chief Executive Officer’s compensation in executive session without the Chief Executive Officer present.

The Compensation Committee believes that the elimination of tax gross ups is an important revision of executive compensation and for each executive employment agreement that was materially amended last year, the Company negotiated such gross-up provisions out of the agreements. This includes Mr. Ramsey, Mr. Chibib and Mr. Aviles, each of whom assumed new responsibilities.  With the departure of Mr. Clinton, Mr. Jerome R. Smith became the Company’s new General Counsel, and his agreement does not include a tax gross up provision.  Only Mr. Roemer, who executed his agreement in January of 2009, continues to have a gross up provision.  Any new executive employment agreement will not and has not included such a provision and the compensation committee has determined to remove such provisions in future agreements with current executives when material terms or conditions are renegotiated.

Results of Shareholder Advisory Vote on Executive Compensation

The Compensation Committee considered the results of the most recent shareholder advisory vote on executive compensation in determining executive compensation.  At our 2011 Annual Meeting of Shareholders, 89.84% of the shareholders who voted approved our executive compensation policies and 71.41% of the shares outstanding approved our executive compensation policies.

Elements of Executive Compensation

Management and the Compensation Committee strive to implement executive compensation programs that are designed to attract and retain individuals who possess the qualities necessary to successfully execute the Company’s business strategy, and to support the Company’s long-term financial success and drive shareholder value. The key elements of our executive compensation program are as follows:

Element	Objectives and Basis	Form
Base Salary	Provide base compensation that reflects each Executive Officer’s responsibilities, tenure and performance and is competitive for each role.	Cash
Annual Incentive Bonus	Provide annual incentive to drive Company and individual performance.	Cash
Long Term Incentive Program	Subject to shareholder approval, provide long term incentive to drive Company and individual performance.	Cash and equity
Equity-Based Incentives
Provide equity-based incentives to drive Company performance and align the Executive Officers’ interests with shareholders’ interests; retain Executive Officers through vesting and potential wealth accumulation.
Equity
Health and Welfare Benefits	Provide for the health and wellness of our Executive Officers.	Various plans (described below)
Retirement and Savings Plan	Assist employees with retirement savings and capital accumulation on a tax-advantaged basis.	401(k) Plan, with Company matching contributions.
Discretionary Bonuses and Awards
Attract top executive talent from outside the Company; retain Executive Officers through vesting and potential wealth accumulation; and recognize promotions and significant individual contributions to the Company.
Cash and stock options
Severance and Change-in- Control Benefits
Provide financial security to Executive Officers and protect Company interests in the event of the termination of employment; promotes balanced analysis of strategic opportunities; attract and retain top executive talent.
Cash severance and acceleration of vesting of nonvested outstanding stock options

Cash Compensation

The Company believes that annual cash compensation should be paid commensurate with executive talent and experience, and attained performance. Accordingly, our cash compensation consists of fixed base compensation, paid in the form of an annual base salary, and an annual incentive bonus program that is designed to motivate and serve as a reward for the Company’s overall performance. The Compensation Committee supports management’s compensation philosophy of moderate fixed compensation with the potential for significant bonuses for achieving performance-related goals. Base salary and bonus award decisions are made as part of the Company’s structured annual review process.

Base Salary

Base salaries are paid to our executive officers to provide an appropriate fixed component of compensation. The base salary paid to each executive officer generally reflects the officer’s responsibilities, tenure, individual job performance, measurable contribution to our success, special circumstances, and pay levels of similar positions with comparable companies in the industry. The Compensation Committee reviews the base salary of the Chief Executive Officer, and the Chief Executive Officer and the Compensation Committee review the base salary of each executive officer, on an annual basis. When reviewing each executive officer’s base salary, the Compensation Committee considers the level of responsibility and complexity of the executive officer’s job, whether individual performance in the prior year was particularly strong or weak, how the executive officer’s salary compares to the salaries of other Company executives, and salaries paid for the same or similar positions. In addition to these annual reviews, management and the Compensation Committee may, at any time, review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive recruitment. Any adjustments are based on increases in job performance of the executive officer over time, and the expansion of duties and responsibilities, if any. No pre-determined weight or emphasis is placed on any one of these factors.

The following table summarizes the base salaries for each of the Named Executive Officers during the fiscal year ended September 30, 2011:

Name	Annual Base Salary Effective 10/01/2010	Adjustments	Annual Base Salary Effective 09/30/2011
Patrick J. Ramsey	$375,000	—	$375,000
Adam Chibib	$250,000	75,000	$325,000
Uri L. Clinton (1)	$250,000	10,000	$260,000
Mick D. Roemer	$200,000	12,000	$212,000
Joaquin J. Aviles	$200,000	37,000	$237,000
(1) Mr. Clinton, the Company’s former Senior Vice President, General Counsel and Corporate Secretary, resigned from the Company effective October 7, 2011.
The increase in base salary for Mr. Chibib, as the Company’s Chief Financial Officer, and Mr. Aviles, as the Company’s Vice President-Technology, was the result of negotiations between the Company and Mr. Chibib and the Company and Mr. Aviles based upon the additional roles and positions each would be assuming with the Company. The Company believes that the salaries of Mr. Chibib and Mr. Aviles are appropriate, competitive, and necessary to retain the caliber of executive-level talent that Mr. Chibib and Mr. Aviles possess.  Mr. Clinton’s and Mr. Roemer’s salary increase was a modest increase.

On December 12, 2011, the Compensation Committee approved modest increases of 3% for each of our Named Executive Officers, excluding Mr. Clinton and including Mr. Smith, for the 2012 fiscal year.  In addition, the Compensation Committee determined to adjust Mr. Roemer’s base salary and restructure his bonus commission.  Mr. Roemer’s base salary was increased from $212,000 to $269,860, reflecting the reallocation of a portion of his commission as well as the modest 3% increase.  The Compensation Committee also determined to amend his commission schedule from a quarterly to annual commission based on net expansion in lieu of sales.

Annual Incentive Bonus Program

Fiscal 2012 Executive Cash Incentive Plan. On September 22, 2011, the Compensation Committee approved the 2012 Executive Cash Incentive Plan in order to incentivize management to build shareholder value by achieving Company operating goals.  As in previous years, the 2012 Executive Cash Incentive Plan implements the target and stretch bonus structure set forth in respective employment agreements of the Named Executive Officers, excluding Mr. Clinton and including Mr. Smith, and is accordingly comprised of two possible components, a target payment and a stretch payment.  The target payment is also comprised of two components, the first of which represents two-thirds of the potential target payment and is based on quarterly operating goals and the second of which represents one-third of the potential target payment and is the based on individual goals for each officer.  For the first component of the target payment, if the Company’s quarterly operating goals are met for each of net income, revenue and product performance/development, each officer shall be entitled to receive two-thirds of the target bonus pursuant to his respective employment agreement.  The target payment will be adjusted ratably based on the Company’s relative achievement of the revenue and product performance/development goals, but in no event shall any target payment be paid if the Company fails to meet the net income operating goal.  For the stretch payment, if the Company exceeds the established net income goal, post accrual, each officer will be entitled to receive an additional amount based on the Company meeting or exceeding a minimum level of stock appreciation from September 30, 2011 to September 28, 2012, based on a twenty trading day period ending on the close of business on the last day of each fiscal year.  The incentive payment for each of the officers is payable after fiscal year-end and after confirmation of achieved operating goals by the Compensation Committee.  The Compensation Committee retains the discretion to modify or adjust operating goals, financial targets and bonus objectives based on its business judgment.

Fiscal 2011 Executive Cash Incentive Plan. On November 9, 2010, the Compensation Committee approved an Executive Cash Incentive Plan for fiscal 2011 in order to incent management to build shareholder value by achieving Company operating goals, after consultation with Compensia, Inc., or Compensia, a compensation consulting firm.  Compensia was engaged directly by the Compensation Committee and provided input on the reasonableness of the 2011 Executive Cash Incentive Plan. The 2011 Executive Cash Incentive Plan was comprised of two possible components, a target payment and a stretch payment, which implemented the target and stretch bonus structure set forth in the respective employment agreements of the Named Executive Officers. In order to receive 100% of the target bonus, the Company’s net income (loss) must have exceeded approximately a $1.4 million loss, total cash flow (which is defined as cash flow from operations less cash used in investing activities) must have exceeded approximately $18.6 million, and unit sales must have exceeded 1,217.  For the target payment, the Company’s operating goals were met 100% for each of net income (loss), total cash flow and the company achieved 95% of their targeted unit sales.  Accordingly, the Company’s officers were entitled to receive 98% of the target bonus as set forth in their respective employment agreements. For the stretch payment, if the Company exceeded the established operating goals for both net income and total cash flow, which were $0 and $20 million, respectively, the officers were entitled to receive an amount over the aggregate target bonus pool, and received 100% of such stretch bonus goal.  The stretch payment was paid from a stretch bonus pool funded incrementally from the amounts over net income or total cash flow. The total amount awarded under the Fiscal 2011 Executive Cash Incentive Plan was consistent with and represented the target and stretch bonuses for each Named Executive Officer as set forth in his respective employment agreement, except for Mr. Aviles, who received a target and stretch bonus of 60% and 100%, respectively, in lieu of the 40% and 60% set forth in his employment agreement, which the Compensation Committee determined was appropriate for Mr. Aviles.

Based on the above-described Company performance and individual performance adjustments, fiscal year 2011 bonuses under the 2011 Executive Cash Incentive Plan for the Named Executive Officers were as follows:

Name	Fiscal 2011 Bonus Eligible Salary	Bonus Rate		Payout		Total ($)
		Target Bonus	Stretch Bonus	Plan @ 98% ($)	Stretch @ 100% ($)
Patrick J. Ramsey	375,000	100%	100%	367,074	375,000	742,074
Adam Chibib	325,000	60%	40%	190,879	130,000	320,879
Mick D. Roemer	212,000	60%	40%	124,512	84,800	209,312
Joaquin J. Aviles	237,000	60%	40%	139,195	94,800	233,995
Uri L. Clinton	260,000	60%	40%	152,703	104,000	256,703
TOTAL				974,363	788,600	1,762,962

Retention Bonus Program. In fiscal 2010, following the departure of the Company’s former President and Chief Executive Officer, the Board initiated a retention bonus program for certain of its senior executives with employment agreements in lieu of the annual target bonus set forth in their respective employment agreements and encompassed in the Company’s annual incentive bonus program.  The Board believed that such a program was necessary as its former President and Chief Executive Officer had recruited many of those individuals that comprised the Company’s executive team. At the time of resignation, the Board was concerned that the loss of additional key executives would place at risk the Company's ability to execute on its new strategic direction and thereby cause substantial damage to the Company and significantly impair shareholder value.  Having only recently completed an overhaul of its executive team and implementation of a new strategic direction, the Board further believed that the departure of the remaining executives would cause a fundamental loss of confidence in the Company and its direction on the part of the Company's other employees and shareholders.  Pursuant to the terms of the Retention Bonus Program, each executive was required to remain continuously in the employ of the Company and be employed by the Company on each applicable bonus payment date to receive his or her scheduled bonus.  Applicable bonus payment dates included June 30, 2010, September 30, 2010 and December 31, 2010 and amounts under the Retention Bonus Program were generally 50%, 60% and 50%, respectively, of the respective executive’s then-current base salary, except for Mr. Ramsey, who was to receive 50%, 90% and 50% of his then-current base salary.  The September 30, 2010 payment was an assured payment in lieu of annual target bonus payments under the Company’s 2010 annual incentive plan.  The Company believes that the Retention Bonus Program brought continuity and a continued confidence in the Company. On October 5, 2010, the Company entered into agreements with certain executives including Messrs. Chibib, Clinton and Roemer, which implemented the Retention Bonus Program.  The December 31, 2010 bonus was subject to the terms of those retention agreements, and is set forth in the “Bonus” column of the Summary Compensation Table for fiscal year 2011.

Long Term Incentive Program

In December 2011, our Compensation Committee approved a Long Term Incentive Program (“LTIP”) as part of the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan (“Plan”).  Under the LTIP, each of our current named executive officers and three members of senior management will be eligible to earn (and if earned, due to be paid at the end of fiscal year 2014) certain performance based share awards and performance based cash awards over a three year performance period beginning on October 1, 2011 and ending on September 30, 2014.  The Plan and the performance share awards to be granted under the Plan are described more fully in Proposal 2 to this Proxy Statement.  These awards under the Plan are in addition to the stock option grants described below under Equity-Based Incentives.

The performance share awards may be earned over a three year performance cycle commencing October 1, 2011 and ending on September 30, 2014 upon the achievement of certain average stock prices for our common stock, based incrementally on the compounded annual growth rate of our common stock, with 50%, 75% and 100% of the performance share awards being granted based on the achievement of certain average increasingly higher stock prices (each, a “Trigger Price”) measured over the last three months of the performance cycle.  In addition, the awards shall be issued at the applicable percentage levels in the event of a change in control at a price per share at or above the applicable Trigger Price prior to the expiration of the performance cycle.  The amounts shown are at the 100% level; the actual amount could be less depending on the specific Trigger Price.  All performance shares are fully vested if and when issued.  The cash awards will be earned upon our attainment of certain levels of cumulative revenue and cumulative earnings per share as measured over the performance cycle.  The amount of each cash award will be determined based upon the actual cumulative revenue and earnings per share over the 3 year performance cycle relative to the minimum, target and maximum performance goals established by our Compensation Committee.  In the event of a change in control prior to the expiration of the performance period, the cash awards shall be paid out at the target level.  The amount and applicable percentages of the performance share awards and minimum, target and maximum cash awards that our Board of Directors has approved for each of our current named executive officers and the three members of senior management, subject to the approval by our shareholders of Proposal No.2 to this Proxy Statement, is set forth in the table below.

Name and Position	Number of Performance- Shares To Be Granted(1)	Cash Award – Minimum(2)	Cash Award – Target(2)	Cash Award –Maximum(2)
Patrick J. Ramsey President and Chief Executive Officer	60,000	$500,000	$1,000,000	$2,000,000
Adam Chibb Senior Vice President, Chief Financial Officer	35,000	$250,000	$500,000	$1,000,000
Jerome R. Smith Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	35,000	$166,667	$333,333	$666,666
Mick D. Roemer Senior Vice President, Sales	35,000	$166,667	$333,333	$666,666
Joaquin J. Aviles Vice President, Technology	35,000	$166,667	$333,333	$666,666
Non-executive officer employee group	62,500	$187,500	$375,000	$750,000
(1)
Awards reflect performance share grants which may be earned over a three year performance cycle commencing October 1, 2011 and ending on September 30, 2014 upon the achievement of certain average stock prices for our common stock, based incrementally on the compounded annual growth rate of our common stock, with 50%, 75% and 100% of the performance share awards being granted based on the achievement of certain average increasingly higher stock prices (each, a “Trigger Price”) measured over the last three months of the performance cycle.  In addition, the awards shall be issued at the applicable percentage levels in the event of a change in control at a price per share at or above the applicable Trigger Price prior to the expiration of the performance cycle.  The amounts shown are at the 100% level; the actual amount could be less depending on the specific Trigger Price.  All performance shares are fully vested if and when issued.

(2)
The cash awards correlate to the minimum, target and maximum revenue and earnings per share levels.  The actual awards will be interpolated between the minimum, target and maximum levels of the revenue and earnings per share actually attained.

Equity-Based Incentives

We have historically provided our executive officers with long-term incentives in the form of stock options, which are intended to align the interests of our executive officers with the interest of the Company’s shareholders by supporting the creation of long-term value for the organization, facilitate significant long-term retention, and be consistent with competitive market practices. It is the Compensation Committee’s intent that equity-based compensation, including annual grants, represent a significant portion of each executive officer’s total compensation.  In that regard, the Compensation Committee will be considering the recommendations of Radford for annual equity grants for fiscal years 2012, 2013 and 2014.  The annual equity grants will be made at the end of the applicable fiscal year, and are separate from the performance based shares that may be earned, as described above.  The annual equity grants, beginning in fiscal year 2012, can be options, restricted shares, RSUs or any combination thereof.  Restricted shares would be determined based on a share conversion ratio, subject to the Black-Scholes value of the Company’s common stock.  The Compensation Committee will consider such factors as the market levels and stock price in determining the award granted to each of the named executive officers.

For fiscal 2011, total equity-based awards granted to all employees equaled 566,700 options, and included a grant of 150,000 options to Mr. Chibib and 50,000 options to Mr. Aviles, in connection with the amended employment agreements, as a result of additional duties for Mr. Chibib and Mr. Aviles.  Other than these stock option awards, none of the other Named Executive Officers received grants of stock options or any other form of equity-based incentives during the fiscal year ended September 30, 2011.

The Compensation Committee engaged Radford in early fiscal 2012 to review its equity incentive policies, and accordingly no annual stock option grants were made to the Named Executive Officers during fiscal year 2011, but were instead delayed until and made in December 2011.  In December 2011, the Compensation Committee approved stock option grants for the persons who were named executive officers in fiscal year 2011 and who are also currently named executive officers in fiscal year 2012 as follows:

Name and Position	Number of Stock Options Granted for Fiscal 2011 (1)
Patrick J. Ramsey President and Chief Executive Officer	150,000
Adam Chibb Senior Vice President, Chief Financial Officer	75,000
Uri L. Clinton Former Senior Vice President, General Counsel, and Corporate Secretary	__
Mick D. Roemer Senior Vice President, Sales	75,000
Joaquin J. Aviles Vice President, Technology	75,000
Jerome R. Smith (2) Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	__
(1)	Effective December 12, 2011.
(2)	Mr. Smith was not an employee of the Company in fiscal year 2011 and was not eligible for the option grant for fiscal year 2011.

The Compensation Committee believes that the granting stock options and other equity-based awards to our officers and employees serves several important compensation objectives.  The Company expects to continue to issue stock options or other equity-based awards to new employees as they are hired, as well as to current employees and executive officers as incentives from time to time. Our rationale for granting stock options and other equity-based awards is as follows:

■	We believe that stock options and other equity-based awards are highly effective at aligning the long-term interests of our executive officers with the interests of our shareholders;
■	The grant of stock options and equity-based awards to executive officers assists us in achieving our growth and attaining our business objectives;
■	Stock options and equity-based awards enhance the Company’s ability to attract and retain experienced executive talent in the gaming and technology industry; and
■	We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our executive officers, who have met these challenges and made these extraordinary commitments, largely because of their vested interest in rewards and incentive provided by the historical and prospective grant of stock options.

The Company’s equity-based incentive awards are designed to comply with Section 162(m) of the IRS code to allow tax deductibility of the awards. The stock options granted during fiscal year 2011 and in December 2011 were awarded under the Company’s Consolidated Equity Incentive Plan, which was adopted by the Company’s shareholders on March 23, 2010.  Stock option grants to executive officers and other employees have historically consisted of a combination of incentive stock options, or ISOs, and nonqualified stock options, or NSOs.  The use of ISOs has allowed recipients to take advantage of certain tax benefits the ISOs afford under Section 422 of the Internal Revenue Code (and any successor provision of the Code having a similar intent).  While the Compensation Committee has not yet adopted a formal policy, options to current employees are generally granted at a meeting set at least two weeks in advance.  The December 12, 2011 meeting of the Compensation Committee was set on November 16, 2011. Options have an exercise price per share equal to the selling price of our common stock on the Nasdaq Global Select Market as of the effective date of grant, which price is deemed the fair market value of each such share of common stock on the date of grant.

Benefit Programs and Perquisites

We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package and that will permit us to attract and retain highly-qualified executives. These benefits include health and welfare benefits, and a retirement and savings plan.  Each of these benefits is described below.

Health and Welfare Benefits. The Company’s benefits program is designed to provide employees (including the executive officers) and their families with security and well being, and is an important part of the total compensation package. These benefits are divided into the following major categories:

■	Health Care Benefits – medical, dental and vision insurance coverage;
■	Life and Disability Benefits – basic, optional life and accident insurance as well as short and long-term disability coverage;
■	Flexible Spending Accounts – health care and dependent care tax-free accounts; and
■	Work Life Benefits – employee assistance with everyday issues, financial and legal issues, parenting, childcare, education and elder care.

The executive officers participate in these benefits programs on the same relative basis as our other employees.

Retirement and Savings. The Company maintains an employee retirement and savings plan pursuant to Section 401(k) of the Internal Revenue Code, or the 401(k) Plan. The purpose of the 401(k) Plan is to permit employees, including executive officers, to accumulate funds for retirement on a tax-advantaged basis. Specifically, the 401(k) Plan permits each eligible employee to contribute on a pre-tax basis a portion of his compensation to the 401(k) Plan (for calendar year 2011, the maximum amount of compensation that may be contributed to the 401(k) Plan was $16,500). During the fiscal year ended September 30, 2011, the Company made a matching contribution to the 401(k) Plan that is equal to 50% of the first 4% of compensation contributed by employees to the 401(k) Plan.

The Company does not maintain a tax-qualified defined benefit retirement plan. In addition, the Company does not maintain any non qualified supplemental retirement plans or deferred compensation plans for the executive officers.

Perquisites. The Company does not provide perquisites to executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company is party to employment agreements with its current executive officers, including the Named Executive Officers, but excluding Mr. Clinton, who tendered his resignation effective as of October 7, 2011.  These Agreements are similar for all applicable executives. In the event that the executive is dismissed without cause or resigns for good reason, he is entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment, which is designed to replicate the cash compensation (base salary and bonus) plus certain benefits. The Agreements for Messrs. Ramsey, Chibib, Smith, and Aviles provide that these payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code.  The Agreement with Mr. Roemer provides that if any payment or distribution by the Company to him would be subject to any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, he is entitled to receive additional payment equal to the excise tax. See below for a more detailed description of the agreements, including the definitions of change in control, cause and good reason, and the compensation and benefits that could be paid under each agreement to the applicable named executive officer.

The purpose of the agreements is to provide reasonable personal protection to each covered executive in the context of an actual or potential change in control of the Company, and thereby eliminate or significantly reduce any distraction that might otherwise be caused by uncertainty over the executive’s personal employment and financial circumstances. The Compensation Committee believes that the structure of the agreements provides the appropriate level of protection to the executive for that critical period following a change in control, at a reasonable cost to the Company.

In each of the employment agreements, change of control is defined as (a) the consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than a sale, transfer or disposition to an entity, at least 50% of the combined voting power of the voting securities of which is owned by the Company or by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale; or (c) any transaction or series of related transactions within a period of 12 months pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(l) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires (other than directly from the Company) beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 35% of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions.  The definition in the agreements of Mr. Chibib and Mr. Aviles also includes the following proviso: “provided, however, that the event constituting such Change of Control also constitutes a ’change in the ownership or effective control‘ or ’in the ownership of a substantial portion of the assets‘ of the Company.”

The Compensation Committee continues to assess the reasonableness of the agreements and to consider whether any changes are appropriate going forward. The following paragraphs provide summaries of the agreements with each of the current named executive officers who were also Named Executive Officers in fiscal year 2011.

Agreements with Patrick J. Ramsey. On September 19, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Ramsey, which sets forth certain terms and conditions relating to his employment as the Company’s President and Chief Executive Officer. Mr. Ramsey’s amended and restated employment agreement provides that he will receive an annual base salary of $375,000, subject to covenants in the amended and restated employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. Mr. Ramsey’s annual salary will be subject to an annual review by the Board of Directors of Directors or Compensation Committee. In addition, Mr. Ramsey has an opportunity to earn an annual bonus equal to 100% of his base salary upon achievement of certain performance targets approved by the Company’s Board of Directors of Directors, and up to a maximum of 200% of his base salary for overachievement of such performance targets.  The amended and restated employment agreement also specifies that Mr. Ramsey will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the amended and restated employment agreement, on September 19, 2010 the Company granted Mr. Ramsey 700,000 options to purchase shares of the Company’s Common Stock pursuant to the Company’s Consolidated Equity Incentive Plan, which was later reduced to 580,000 shares. The original grant of 700,000 options inadvertently exceeded the maximum grant permitted under the Company’s Consolidated Equity Incentive Plan by approximately 120,000 shares. As a result, on September 22, 2011, the Compensation Committee approved a cash payment of $242,832 to Mr. Ramsey in order to compensate Mr. Ramsey for the unwinding of the grant of an option for 120,000 shares, which represents the Black-Scholes value of such shares on the date of grant.  Mr. Ramsey’s total grant as of September 19, 2010 is 580,000 shares, which is below the maximum grant permitted under the plan.  The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vest on September 19, 2011 and the remaining options vest in equal quarterly installments until fully vested.  Pursuant to Mr. Ramsey’s initial employment agreement, on September 14, 2008, the Company granted Mr. Ramsey 300,000 options to purchase shares of the Company’s Common Stock pursuant to the Company’s 2008 Employment Inducement Award Plan. The options are immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on September 14, 2009 and the remaining options vest in equal quarterly installments until fully vested.

Mr. Ramsey will serve as President and Chief Executive Officer until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  In the event of Mr. Ramsey’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Ramsey’s termination without cause or his termination of employment for good reason, the Company shall pay Mr. Ramsey two years of base salary continuation and two years of target bonus; and if Mr. Ramsey elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. Good reason is defined in Mr. Ramsey’s employment agreement as (i) the assignment to Mr. Ramsey of duties materially adverse to his status as Chief Executive Officer of the Company or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (ii) a reduction by the Company in Mr. Ramsey’s then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Ramsey any material portion of his current compensation when due; (iii) a requirement that Mr. Ramsey report to a primary work location that is more than 50 miles from the Company’s current location in Austin, Texas, or in Las Vegas, Nevada; (iv) a requirement that Mr. Ramsey may not have a secondary office located in Las Vegas, Nevada; (v) the Company requiring Mr. Ramsey to be based anywhere other than the location of the Company’s principal offices in Austin, Texas or in Las Vegas, Nevada; or (v) the failure of Mr. Ramsey and any successor company following a Change of Control either to (A) maintain (through assignment, transfer or otherwise) his employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. Ramsey is willing and able to execute a new agreement that substantially provides similar terms and conditions to his employment agreement.  Cause means termination based on any one of the following, as determined in good faith by the Board of Directors:  (i) any intentional act of misconduct or dishonesty by Mr. Ramsey in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Ramsey to attend to his duties under the employment agreement; (iii) any material breach of the employment agreement; (iv) Mr. Ramsey’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude or (v) Mr. Ramsey’s unsatisfactory performance of his duties as determined by the Board of Directors and failure of Mr. Ramsey to improve such performance in the reasonable judgment of the Board of Directors following the 30-day period after Mr. Ramsey is provided written notice of such unsatisfactory performance.   The same termination benefits would apply in the event of Mr. Ramsey’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Ramsey would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Ramsey’s execution of a mutual release of claims satisfactory to the Company.

Agreements with Adam Chibib. On October 31, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Chibib which amended and restated Mr. Chibib’s original executive employment agreement.  Mr. Chibib’s amended and restated employment agreement provides that he will receive an annual base salary of $325,000, subject to covenants in the amended and restated employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets.  The amended and restated employment agreement also specifies that Mr. Chibib will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Mr. Chibib will serve as Senior Vice President and Chief Financial Officer until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal.  In the event of Mr. Chibib’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Chibib’s termination without cause or his termination of employment for good reason, the Company shall pay Mr. Chibib two years of base salary continuation and two years of target bonus; and if Mr. Chibib elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Chibib’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement).  Good reason is defined in Mr. Chibib’s agreement as (1) the assignment to Mr. Chibib of duties materially adverse to his status as Chief Financial Officer of the Company or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (2) a reduction by the Company in Mr. Chibib’s then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Chibib any portion of his current compensation when due; (3) a requirement that Mr. Chibib report to a primary work location that is more than fifty (50) miles from the Company’s current location in Austin, Texas; or (4) the failure of Mr. Chibib and any successor company either to (A) maintain (through assignment, transfer or otherwise) his employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. Chibib is willing and able to execute a new agreement that substantially provides similar terms and conditions to his employment agreement.  Cause means termination based on any one of the following, as determined in good faith by the Board of Directors:  (i) any intentional act of misconduct or dishonesty by Mr. Chibib in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Chibib to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. Chibib’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Chibib’s unsatisfactory performance of his duties as determined by the Chief Executive Officer and failure of Mr. Chibib to improve such performance in the reasonable judgment of the Chief Executive Officer following the thirty (30)-day period after Mr. Chibib is provided written notice of such unsatisfactory performance.  In addition, stock options granted to Mr. Chibib would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Chibib’s execution of a mutual release of claims satisfactory to the Company.

On October 5, 2010, the Company entered into a Retention Agreement with Mr. Chibib in order to implement the retention bonus plan recommended by the Compensation Committee and approved by the full Board of Directors of Directors.  Applicable bonus payment dates included June 30, 2010, September 30, 2010 and December 31, 2010 and amounts under the retention bonus plan were generally 50%, 60% and 50%, respectively, of the respective senior executive’s then-current base salary.

Pursuant to Mr. Chibib’s initial employment agreement, which was effective as of February 10, 2009, Mr. Chibib was eligible for a separate discretionary bonus in an amount up to but not exceeding $20,000 per quarter during his first year of employment, based upon criteria for quarterly objectives as set by the Company’s Chief Executive Officer. Pursuant to the original employment agreement, on February 10, 2009, the Company granted Mr. Chibib 250,000 options to purchase shares of the Company’s Common Stock pursuant to the Company’s 2008 Employment Inducement Award Plan. The options are immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on February 10, 2010, and the remaining options vest in equal quarterly installments until fully vested.

Agreements with Mick D. Roemer. On December 30, 2010, the Company and Mr. Roemer entered into an amendment of Mr. Roemer’s Executive Employment Agreement in order to cause such agreement to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and on October 5, 2010, the Company entered into a Retention Agreement with Mr. Roemer in order to implement the retention bonus plan recommended by the Compensation Committee and approved by the full Board of Directors of Directors.  Applicable bonus payment dates included June 30, 2010, September 30, 2010 and December 31, 2010 and amounts under the retention bonus plan were generally 50%, 60% and 50%, respectively, of the respective senior executive’s then-current base salary.

On January 12, 2009, the Company entered into an executive employment agreement with Mr. Roemer, which sets forth certain terms and conditions relating to his employment as Senior Vice President of Sales of the Company. Mr. Roemer’s employment agreement provides that he will receive an annual base salary of $200,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he is entitled to receive a quarterly incentive bonus upon the achievement of new sales and new placement goals mutually agreed to by and between Mr. Roemer and the Company’s Chief Executive Officer for each quarter. The incentive bonus shall not exceed $100,000 in any individual twelve (12) month period. In addition to the incentive bonus, Mr. Roemer has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The employment agreement also specifies that Mr. Roemer will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the employment agreement, the Company granted Mr. Roemer 200,000 options to purchase shares of the Company’s Common Stock pursuant to the Company’s 2008 Employment Inducement Award Plan. The options are immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on the first anniversary of the grant date and the remaining options vest in equal quarterly installments until fully vested.

Mr. Roemer will serve as Senior Vice President of Sales until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  In the event of Mr. Roemer’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Roemer’s termination without cause or his termination of employment for good reason, the Company shall pay Mr. Roemer two years of base salary continuation and two years of target bonus and if Mr. Roemer elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Roemer’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Roemer would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. Good reason is defined in Mr. Roemer’s agreement as (i) the assignment to Mr. Roemer of duties materially adverse to his status as Senior Vice-President of Sales or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (ii) a material diminution by the Company in Mr. Roemer’s then base salary, target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Roemer any material portion of his current compensation when due; (iii) a requirement that Mr. Roemer report to a primary work location that is more than 50 miles from the Company’s current location in Austin, Texas or any office located in Reno or Las Vegas, Nevada; (iv) the Company requiring Mr. Roemer to be based anywhere other than the location of the Company’s principal offices in Austin, Texas or any office located in Reno or Las Vegas, Nevada (except for required travel in the Company’s business to an extent substantially consistent with Mr. Roemer’s present business obligations); (v) the failure of Mr. Roemer and any successor company following a change of control either to (A) maintain (through assignment, transfer or otherwise) his employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement.  Cause means termination based on any one of the following, as determined in good faith by the Chief Executive Officer: (i) any intentional act of misconduct or dishonesty by Mr. Roemer in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Roemer to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. Roemer’s conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Roemer’s unsatisfactory performance of his duties as determined by the Chief Executive Officer and failure of Mr. Roemer to improve such performance in the reasonable judgment of the Chief Executive Officer following the thirty (30)-day period after Mr. Roemer is provided written notice of such unsatisfactory performance.  The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Roemer’s execution of a mutual release of claims satisfactory to the Company.  Mr. Roemer is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Agreements with Joaquin J. Aviles. On October 31, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Aviles which amended and restated Mr. Aviles’ original executive employment agreement.  Mr. Aviles’ amended and restated employment agreement provides that he will receive an annual base salary of $237,000, subject to covenants in the amended and restated employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 40% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 60% of his base salary for overachievement of such performance targets.  The amended and restated employment agreement also specifies that Mr. Aviles will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Mr. Aviles will serve as Vice President, Technology until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal.  In the event of Mr. Aviles’ death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Aviles’ termination without cause or his termination of employment for good reason, the Company shall pay Mr. Aviles two years of base salary continuation and two years of target bonus; and if Mr. Aviles elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Aviles’ termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). Good reason is defined in Mr. Aviles’ employment agreement as (1) the assignment to Mr. Aviles of duties materially adverse to his status as Vice President of Technology or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (2) a reduction by the Company in Mr. Aviles’ then base salary or target bonus, a material reduction in other benefits, or the failure by the Company to pay Mr. Aviles any portion of his current compensation when due; (3) a requirement that Mr. Aviles report to a primary work location that is more than fifty (50) miles from the Company's current location in Austin, Texas; or (4) the failure of Mr. Aviles and any successor company either to (A) maintain (through assignment, transfer or otherwise) his employment agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Mr. Aviles is willing and able to execute a new agreement that substantially provides similar terms and conditions to his agreement. Cause means termination based on any one of the following, as determined in good faith by the Chief Executive Officer: (i) any intentional act of misconduct or dishonesty by Mr. Aviles in the performance of his duties under the agreement; (ii) any willful failure or refusal by Mr. Aviles to attend to his duties under the agreement; (iii) any material breach of the agreement; (iv) Mr. Aviles’ conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or a misdemeanor involving theft, embezzlement, dishonesty, or moral turpitude; or (v) Mr. Aviles’ unsatisfactory performance of his duties as determined by the Chief Executive Officer and failure of Mr. Aviles to improve such performance in the reasonable judgment of the Chief Executive Officer following the thirty (30)-day period after Mr. Aviles is provided written notice of such unsatisfactory performance.  In addition, stock options granted to Mr. Aviles would become fully vested in the event of his termination without cause or his termination for good reason within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Aviles’ execution of a mutual release of claims satisfactory to the Company.

On October 5, 2010, the Company entered into a Retention Agreement with Mr. Aviles in order to implement the retention bonus plan recommended by the Compensation Committee and approved by the full Board of Directors of Directors.  Applicable bonus payment dates included June 30, 2010, September 30, 2010 and December 31, 2010 and amounts under the retention bonus plan were generally 50%, 60% and 50%, respectively, of the respective senior executive’s then-current base salary.

Pursuant to Mr. Aviles’ initial employment agreement, which was effective as of February 10, 2009, on July 5, 2009, the Company granted Mr. Aviles 150,000 options to purchase shares of the Company’s Common Stock pursuant to the Company’s 2002 Stock Option Plan.  Pursuant to Mr. Aviles’ amended and restated agreement, Mr. Aviles received 50,000 options to purchase shares of the Company’s Common Stock.  Both options are immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on the one year anniversary of the grant date, and the remaining options vest in equal quarterly installments until fully vested.

Change-in-Control Benefits. Generally, the Company does not provide executive officers with any special benefits that are triggered solely upon a change-in-control. However, upon a change-in-control, virtually all of the Company’s outstanding stock options held by our executive officers become fully vested if such options are neither assumed nor continued pursuant to the change of control or if within one year of a change-in-control either the executive is terminated or resigns for good reason. Change-in-control generally refers to certain corporate transactions involving the Company such as a merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock. The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of stock options in the event of a change-in-control is generally appropriate because in some change-in-control situations, equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the option grants. In addition, the Company relies on long-term incentive awards to provide our executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change-in-control event is an appropriate liquidation point for awards designed for such purpose.

Potential Termination Payments

This section describes and quantifies potential payments that may be made or benefits that may provided to each Named Executive Officer at, following, or in connection with the resignation, severance, retirement, or other termination of the Named Executive Officer or a change of control of the Company. For this purpose, it is assumed that each of the foregoing events occurred on the last day of the Company’s fiscal year ended September 30, 2011. The determination of potential payments and benefits is based on specific factors and assumptions which are further discussed below. Since these factors and assumptions are subject to change, the payments and benefits that may actually be made to a Named Executive Officer may differ materially from the payments and benefits disclosed in this section.

Mr. Clinton terminated his employment effective October 7, 2011 and his potential termination values as of September 30, 2011 are set forth below.

Patrick J. Ramsey

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Stock Options (2) ($)	Other (3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	1,500,000	—	8,646	1,508,646
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	1,500,000	99,750	8,646	1,608,396

(1)	Represents two year base salary continuation and two year target bonus.
(2)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $4.04 on September 30, 2011. If Mr. Ramsey’s options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Ramsey is terminated without cause or resigns for good reason, all of Mr. Ramsey’s stock options would immediately vest, however, the strike price of only 525,000 of Mr. Ramsey’s unvested options exceed the Company’s closing share price of $4.04 on September 30, 2011.

(3)
If Mr. Ramsey elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Ramsey’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Ramsey’s last day of employment.

Adam Chibib

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Stock Options (2) ($)	Other (3)($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	1,040,000	—	12,922	1,052,922
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	1,040,000	251,738	12,922	1,304,660

(1)	Represents two year base salary continuation and two year target bonus.
(2)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $4.04 on September 30, 2011.  If Mr. Chibib’s options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Chibib is terminated without cause or resigns for good reason, all of Mr. Chibib’s stock options would immediately vest; however, the strike price of only 288,750 of Mr. Chibib’s unvested options exceed the Company’s closing share price of $4.04 on September 30, 2011.

(3)
If Mr. Chibib elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Chibib’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Chibib’s last day of employment.

Mick D. Roemer

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Stock Options (2) ($)	Other (3) (4) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	678,400	—	10,808	689,208
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	678,400	142,050	10,808	831,258

(1)	Represents two year base salary continuation and two year target bonus.
(2)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $4.04 on September 30, 2011.  If Mr. Roemer’s options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Roemer is terminated without cause or resigns for good reason, all of Mr. Roemer’s stock options would immediately vest; however, the strike price of only 120,000 of Mr. Roemer’s unvested options exceed the Company’s closing share price of $4.04 on September 30, 2011.

(3)
If Mr. Roemer elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Roemer’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Roemer’s last day of employment.

(4)
Mr. Roemer is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Joaquin J. Aviles

Termination Event	Cash Severance (1) ($)	Acceleration and Other Benefits from Stock Options (2) ($)	Other (3)($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	663,600	—	8,647	672,247
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	663,600	21,300	8,647	693,547

(1)	Represents two year base salary continuation and two year target bonus.
(2)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $4.04 on September 30, 2011.  If Mr. Aviles’ options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Aviles is terminated without cause or resigns for good reason, all of Mr. Aviles’ stock options would immediately vest; however, the strike price of only 95,000 of Mr. Aviles’ unvested options exceed the Company’s closing share price of $4.04 on September 30, 2011.

(3)
If Mr. Aviles elected to continue health coverage under COBRA, for a period of up to one year after termination, the Company would pay Mr. Aviles’ premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Aviles’ last day of employment.

Uri L. Clinton (1)

Termination Event	Cash Severance (2) ($)	Acceleration and Other Benefits from Stock Options (3) ($)	Other (4) (5) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason	832,000	—	12,922	844,922
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control	832,000	15,300	12,922	860,222

(1)
Mr. Clinton terminated his employment effective October 7, 2011, and the information contained in this table assumes that each of the events occurred on the last day of the Company’s fiscal year ended September 30, 2011.

(2)	Represents two year base salary continuation and two year target bonus.
(3)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $4.04 on September 30, 2011.  If Mr. Clinton’s options were neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Clinton is terminated without cause or resigns for good reason, all of Mr. Clinton’s stock options would immediately vest; however, the strike price of only 45,000 of Mr. Clinton’s unvested options exceed the Company’s closing share price of $4.04 on September 30, 2011.

(4)
If Mr. Clinton elected to continue health coverage under COBRA, for a period of up to one year after termination, the Company would have paid Mr. Clinton’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Clinton’s last day of employment.

(5)
Mr. Clinton was eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Clinton is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Summary Compensation Table

The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individual serving as our Chief Executive Officers during our 2011 fiscal year, (ii) the individual serving as our Chief Financial Officer during our 2011 fiscal year, and (iii) our three other highly compensated executive officers who served in such capacities at the end of fiscal year 2011. We refer to these individuals in fiscal year 2011 as our “Named Executive Officers,” as identified on page 34.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Patrick J. Ramsey	2011	375,000	929,574	—	—	—	—	255,255(3)	1,559,829
President and Chief Executive	2010	338,943	592,500	—	1,416,520	—	—	17,707	2,365,669
Officer	2009	300,000	—	—	176,903	180,000	—	79,178	736,081

Adam Chibib	2011	325,000	483,379	—	298,440(4)	—	—	*	1,106,819
Senior Vice President and	2010	250,000	295,000	—	116,688	—	—	*	661,688
Chief Financial Officer	2009	152,885	55,000	—	296,844	91,730	—	*	596,459

Mick D. Roemer	2011	212,000	407,560(5)	—		—	—	*	619,560
Senior Vice President - Sales	2010	200,000	290,000	—	116,688	—	—	*	606,688

Joaquin J. Aviles	2011	237,000	352,495	—	99,480(6)	—	—	*	688,975
Vice President - Technology

Uri L. Clinton(7)	2011	260,000	386,703	—	—	—	—	*	646,703
Senior Vice President, General	2010	250,000	275,000	—	116,688	—	—	52,504	694,193
Counsel and Corporate Secretary	2009	250,000	—	—	204,120	150,000	—	93,244	697,364

* Perquisites and other personal benefits provided to such named executive officer had a total value of less than $10,000.

(1)
Fiscal year 2011 includes the December 31, 2010 retention bonus payment and the target and stretch bonuses earned in fiscal year 2011 pursuant to the 2011 Executive Cash Incentive Plan.  Fiscal year 2010 includes the March 31, 2010 and June 30, 2010 payments paid under the Retention Plan.  Bonuses earned on September 30, 2009 pursuant to the Company’s 2009 Management Bonus Plan are included in the 2009 fiscal year.

(2)
Amounts disclosed in the “Option Awards” column relate to grants of stock options made under the Company’s Consolidated Equity Incentive Plan (See “Executive Compensation” on page 34). With respect to each stock option grant, the amounts disclosed generally reflect the fair value of option awards as of the grant date for all options issued in the respective fiscal year, disregarding any estimate of forfeitures related to serviced-based vesting conditions, in accordance with ASC Topic 718 “Compensation-Stock Comparison”. Generally, ASC Topic 718 “Compensation-Stock Comparison” requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award.  Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 sets forth the relevant assumptions used to determine the valuation of our stock option awards.

(3)
Amounts disclosed in the “All Other Compensation” column for Mr. Ramsey in fiscal year 2011 include Company contributions to the 401(k) Plan account of $4,900; Company contributions for group term life insurance for Mr. Ramsey of $351; automobile reimbursement of $4,140; $532 for airfare for Mr. Ramsey’s spouse to attend a customer event; and $2,500 in expenses related to his spouse’s travel.  Also included is a $242,832 cash payment to Mr. Ramsey for the unwinding of a grant of an option for 120,000 shares. Mr. Ramsey originally received 700,000 options pursuant to his amended employment agreement; however, this option grant inadvertently exceeded the maximum grant permitted under the Company’s Consolidated Equity Incentive Plan by approximately 120,000 shares. As a result, on September 22, 2011, the Compensation Committee approved a cash payment of $242,832 to Mr. Ramsey in order to compensate Mr. Ramsey for the unwinding of the grant of an option for 120,000 shares, which represents the Black-Scholes value of such shares on the date of grant.  Mr. Ramsey’s total grant as of September 19, 2010 is 580,000 shares, which is below the maximum grant permitted under the plan.

(4)
Represents options to acquire 150,000 shares of our common stock that vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years beginning on October 31, 2010.

(5)	In fiscal year 2011, Mr. Roemer received $70,738 as incentive bonus and $21,510 in commission in addition to his bonus pursuant to the 2011 Executive Cash Incentive Plan.
(6)
Represents options to acquire 50,000 shares of our common stock that vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years beginning on October 31, 2010.

(7)	Effective October 7, 2011, Mr. Clinton resigned as Senior Vice President, General Counsel and Corporate Secretary and ceased to be an executive officer of the Company.

Grants of Plan-Based Awards in Our Fiscal Year Ended September 30, 2011

The following table provides information regarding grants of plan-based awards made to each of the Named Executive Officers during the fiscal year ended September 30, 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Mr. Ramsey	—	—	—	—	—
Mr. Chibib(2)	10/31/2010	—	150,000	3.92	298,440
Mr. Roemer	—	—	—	—	—
Mr. Aviles(2)	10/31/2010	—	50,000	3.92	99,480
Mr. Clinton(3)	—	—	—	—	—

(1)	The amounts disclosed in the “Grant date fair value of stock and option awards” column were computed in accordance with ASC Topic 718 “Compensation-Stock Comparison”.
(2)
On October 31, 2010, the Board of Directors, upon recommendation of the Compensation Committee, approved an option to purchase 150,000 shares for Mr. Chibib pursuant to his Amended and Restated Executive Employment Agreement and an option to purchase 50,000 shares for Mr. Aviles pursuant to his Amended and Restated Executive Employment Agreement.  The options are immediately exercisable, but will vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.  All awards were issued under the Company’s Consolidated Equity Incentive Plan.

(3)	Effective October 7, 2011, Mr. Clinton resigned as Senior Vice President, General Counsel and Corporate Secretary and ceased to be an executive officer of the Company.

Outstanding Equity Awards at Our Fiscal Year Ended September 30, 2011

The following table provides information concerning the current holdings of stock options by the Named Executive Officers as of September 30, 2011. This table includes unexercised and unvested option awards. Individual equity grants are shown separately for each such Named Executive Officer.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date
Mr. Ramsey	9/14/2008	300,000	—	150,000	4.4500	9/13/2015
	9/30/2009	65,000	—	32,500	5.1200	9/30/2016
	9/19/2010	580,000(3)	—	525,000	3.8500	9/19/2017
	Total	945,000		707,500

Mr. Chibib	2/02/2009	250,000	—	93,750	1.7100	2/02/2016
	9/30/2009	33,333	—	16,667	5.1200	9/30/2016
	9/30/2010	60,000	—	45,000	3.7000	9/30/2017
	10/31/2010	150,000	—	150,000	3.9200	10/31/2017
	Total	493,333		305,417

Mr. Roemer	1/13/2009	200,000	—	75,000	2.3500	1/12/2016
	9/30/2009	30,000	—	15,000	5.1200	9/30/2016
	9/30/2010	60,000	—	45,000	3.7000	9/30/2017
	Total	290,000		135,000

Mr. Aviles	7/05/2009	150,000	—	75,000	4.8000	7/05/2016
	9/30/2009	10,000	—	5,000	5.1200	9/30/2016
	9/30/2010	60,000	—	45,000	3.7000	9/30/2017
	10/31/2010	50,000	—	50,000	3.9200	10/31/2017
	Total	270,000		175,000

Mr. Clinton(4)	8/16/2008	250,000(5)	—	62,500	5.0400	8/15/2015
	9/30/2009	75,000	—	37,500	5.1200	9/30/2016
	9/30/2010	60,000	—	45,000	3.7000	9/30/2017
	Total	385,000		145,000

(1)
All options are exercisable immediately but are initially unvested and will vest over a four year period and vest 25% after one year, and continue to vest in equal quarterly installments during each of the following three years.

(2)	The option exercise price is equal to the closing share price of the Company’s stock on the day of grant.
(3)
Mr. Ramsey originally received 700,000 options pursuant to his employment agreement; however, this option grant inadvertently exceeded the maximum grant permitted under the Company’s Consolidated Equity Incentive Plan by approximately 120,000 shares. As a result, on September 22, 2011, the Committee approved a cash payment of $242,832 to Mr. Ramsey in order to compensate Mr. Ramsey for the unwinding of the grant of an option for 120,000 shares, which represents the Black-Scholes value of such shares on the date of grant.  Mr. Ramsey’s total grant as of September 19, 2010 is 580,000 shares, which is below the maximum grant permitted under the plan.  As amended, the option vested as to 55,000 shares after one year, and the remaining 525,000 shares will continue to vest in equal quarterly installments during each of the following three years.

(4)
Effective October 7, 2011, Mr. Clinton resigned as Senior Vice President, General Counsel and Corporate Secretary and ceased to be an executive officer of the Company.  Mr. Clinton’s ability to exercise his options will expire in January 2012.

(5)	Options granted to Mr. Clinton on August 16, 2008 vest over four years in sixteen equally quarterly installments.

Option Exercises in Fiscal Year 2011

None of our NEOs exercised any stock options during the fiscal year ended September 30, 2011.

Pension Benefits in Our Fiscal Year Ended September 30, 2011

The Company does not maintain a tax-qualified defined benefit retirement plan.

Nonqualified Deferred Compensation in Fiscal Year 2011

The Company does not maintain any non-qualified supplemental retirement plans or deferred compensation plans for our executive officers.

Director Compensation and Indemnification

We maintain a plan to compensate the members of our Board of Directors for their services as directors, including serving on committees of our Board of Directors. Under the Director Compensation Plan, each of our non-employee directors receives $37,500 per year, except for the Chairman of our Board of Directors, who receives $75,000 per year. In addition, each director receives $500 for each Board of Directors meeting attended in person and $250 for each Board of Directors meeting attended by telephone. Directors also receive the following amounts for serving on committees of our Board of Directors:

Audit Committee. The members of the Audit Committee each receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who receives $25,000 per year for serving on the Audit Committee as its chairman. Each Audit Committee member also receives $400 for each Audit Committee meeting attended in person and $200 for each Audit Committee meeting attended by telephone.

Nominating and Governance Committee. The members of the Nominating and Governance Committee each receive an additional $7,500 per year for serving on the Nominating and Governance Committee, except for the Chairman of the Nominating and Governance Committee, who receives $15,000 per year for serving on the Nominating and Governance Committee as its chairman. Each Nominating and Governance Committee member also receives $400 for each Nominating and Governance Committee meeting attended in person and $200 for each Nominating and Governance Committee meeting attended by telephone.

Compensation Committee. The members of the Compensation Committee each receive an additional $15,000 per year for serving on the Compensation Committee, except for the Chairman of the Compensation Committee, who receives $25,000 per year for serving on the Compensation Committee as its chairman. Each Compensation Committee member also receives $400 for each Compensation Committee meeting attended in person and $200 for each Compensation Committee meeting attended by telephone.

Other Committees of Our Board of Directors. The members of any other committee of our Board of Directors which may be established from time to time, each receive an additional $5,000 per year for serving on any such committee, except for the chairman of any such committee, who receives $10,000 per year for serving as chairman. Each member of any such committee also receives $400 for each meeting of such committee attended in person and $200 for each meeting of such committee attended by telephone.

Equity Grants. In addition to the cash compensation outlined above, prior to this fiscal year, each sitting outside director also received an option grant on an annual basis for 10,000 shares of common stock that will vest six months from the date of grant, subject to restrictions which prevent the sale of shares issuable upon exercise of such options. These restrictions on the sale of the underlying shares lapse with respect to 25% of the shares annually.  During this fiscal year, the Compensation Committee engaged Radford to review the compensation for directors.  Based on recommendations from Radford, in December 2011, the Compensation Committee revised the equity compensation to be granted to outside directors to 20,000 options to purchase common stock, effective as of December 12, 2011.  The Compensation Committee continues to review director compensation structure for the remainder of fiscal year 2012 and beyond.

Our Articles of Incorporation limit the personal liability of our directors for breaches of fiduciary duties. Our Bylaws require us to indemnify our directors to the fullest extent permitted by Texas law. We have entered into indemnification agreements with our directors and officers. These indemnification agreements are intended to permit indemnification of our directors and officers to the fullest extent now or hereafter permitted by the Texas Business Organizations Code.

DIRECTOR COMPENSATION TABLE FOR OUR
FISCAL YEAR ENDED SEPTEMBER 30, 2011

The following table provides a summary of total compensation paid to the Company’s non-employee directors during the fiscal year ended September 30, 2011.

Name	Fees Earned or Paid in Cash (1)($)	Stock Awards ($)	Option Awards (2)(3)(4)(5) ($)	All Other Compensation ($)	Total ($)
Stephen J. Greathouse(6)	96,050	–	19,439	–	115,489
Neil E. Jenkins	72,100	–	19,439	–	91,539
Michael J. Maples, Sr.	87,000	–	19,439	–	106,439
Justin A. Orlando	58,750	–	19,439	–	78,189
Robert D. Repass	82,200	–	19,439	–	101,639
Timothy S. Stanley	70,800	–	19,439	–	90,239

(1)	Reflects the amount of cash compensation earned by directors, including annual retainers for Board of Directors and committee service, chairmanship and meeting fees.
(2)
Represents the fair value of option awards as of the grant date for all options issued during the fiscal year ended September 30, 2011 in accordance with Accounting Standards Codification (ASC) Topic 718 “Compensation-Stock Comparison”, disregarding any estimate of forfeitures related to serviced-based vesting conditions. The fair value was estimated using the Black-Scholes option pricing model in accordance with ASC Topic 718 “Compensation-Stock Comparison.”

(3)
Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 sets forth the relevant assumptions used to determine the valuation of our option awards.

(4)
For each director the grant date fair value for each option award granted during fiscal year ended September 30, 2011 (computed in accordance with ASC Topic 718 “Compensation-Stock Comparison”) was as follows: Mr. Greathouse $19,439; Mr. Jenkins $19,439; Mr. Maples $19,439; Mr. Orlando $19,439; Mr. Repass $19,439; and Mr. Stanley $19,439.

(5)
As of September 30, 2011, each of our non-employee directors had the following number of outstanding options: Mr. Greathouse 30,000; Mr. Jenkins 50,000; Mr. Maples 97,500; Mr. Orlando 30,000; Mr. Repass 222,500; and Mr. Stanley 20,000.

(6)	Mr. Greathouse serves as the Company’s non-executive Chairman of the Board of Directors.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Directors, have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align the Company’s performance and the interests of its shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term. Accordingly, we have recommended to the Board of Directors of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, and in the proxy statement relating to the Company’s 2012 Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors of Directors:

COMPENSATION COMMITTEE

Neil E. Jenkins, Chairman of the Compensation Committee
Stephen J. Greathouse
Timothy S. Stanley

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, or the Securities Act, or the 1934 Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2013 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our 2013 Annual Meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than September 30, 2012.

Shareholder proposals that are not intended for inclusion in the Company’s proxy statement may be brought before an annual meeting in accordance with SEC Rule 14a-4(c)(1).  For the 2013 Annual Meeting, the Corporate Secretary must receive notice of the proposal before November 25, 2012.  In addition, in accordance with the Company’s Bylaws, shareholder proposals concerning nomination of directors must set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director  (1) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (2) such person’s written consent to serve as a director if elected and (3) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Board Practice on Director Elections. Unless we receive notice in the manner and by the date specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended September 30, 2011 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on November 17, 2011. Shareholders may obtain a copy of our annual report, including the amendments thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 206 Wild Basin Rd South, Building B, Austin, Texas 78746.

By order of the Board of Directors,

/s/ Patrick J. Ramsey
Patrick J. Ramsey
President and Chief Executive Officer

Austin, Texas
December 15, 2011

APPENDIX A

MULTIMEDIA GAMES HOLDING COMPANY, INC.
2012 EQUITY INCENTIVE PLAN
TABLE OF CONTENTS

Page

I.	PURPOSE	1

II.	DEFINITIONS	1
A.	Affiliate	1
B.	Award	1
C.	Award Agreement	2
D.	Board	2
E.	Cash Award	2
F.	Code	2
G.	Committee	2
H.	Common Stock	2
I.	Company	2
J.	Disability or Disabled	2
K.	Dividend Equivalent	2
L.	Eligible Employee	2
M.	Exchange Act	3
N.	Fair Market Value	3
O.	Incentive Option	3
P.	Key Non-Employee	3
Q.	Non-Employee Board Member	3
R.	Nonstatutory Option	3
S.	Option	3
T.	Other Stock-Based Award	3
U.	Participant	4
V.	Performance Award	4
W.	Plan	4
X.	Restricted Stock	4
Y.	Right	4
Z.	Shares	4

III.	SHARES SUBJECT TO THE PLAN	4

IV.	ADMINISTRATION OF THE PLAN	5

V.	ELIGIBILITY FOR PARTICIPATION	6

VI.	AWARDS UNDER THIS PLAN	7
A.	Incentive Option	7
B.	Nonstatutory Option	7
C.	Restricted Stock	7
D.	Stock Appreciation Right	7
E.	Dividend Equivalents	7
F.	Other Stock-Based Awards	7

G.	Performance Awards	8
H.	Cash Awards	8

VII.	TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS	8
A.	Option Price	8
B.	Number of Shares	8
C.	Term of Option	8
D.	Date of Exercise	9
E.	Medium of Payment	9
F.	Termination of Employment	9
G.	Total and Permanent Disability	10
H.	Death	11
I.	Exercise of Option and Issuance of Stock	11
J.	Rights as a Shareholder	12
K.	Assignability and Transferability of Option	12
L.	Other Provisions	12
M.	Purchase for Investment	12

VIII.	TERMS AND CONDITIONS OF RESTRICTED STOCK	13

IX.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS	14

X.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENTS	15

XI.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS	15

XII.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS	16

XIII.	TERMS AND CONDITIONS OF CASH AWARDS	17

XIV.	TERMINATION OF EMPLOYMENT OR SERVICE	18
A.	Retirement under a Company or Affiliate Retirement Plan	18
B.	Termination in the Best Interests of the Company or an Affiliate	18
C.	Death or Disability of a Participant	18

XV.	CANCELLATION AND RESCISSION OF AWARDS	19

XVI.	PAYMENT OF RESTRICTED STOCK, RIGHTS, OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND CASH AWARDS	20

XVII.	WITHHOLDING	20

XVIII.	SAVINGS CLAUSE	20

XIX.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS	21

XX.	DISSOLUTION OR LIQUIDATION OF THE COMPANY	22

XXI.	TERMINATION OF THE PLAN	22

XXII.	AMENDMENT OF THE PLAN AND AWARDS	23

XXIII.	EMPLOYMENT RELATIONSHIP	23

XXIV.	INDEMNIFICATION OF COMMITTEE	23

XXV.	UNFUNDED PLAN	24

XXVI.	MITIGATION OF EXCISE TAX	24

XXVII.	EFFECTIVE DATE	24

XXVIII.	REQUIRED FINANCIAL AND OTHER INFORMATION	24

XXIX.	FOREIGN JURISDICTIONS	25

XXX.	DEFERRAL OF AWARDS	25

XXXI.	GOVERNING LAW	25

 MULTIMEDIA GAMES HOLDING COMPANY, INC.
2012 EQUITY INCENTIVE PLAN

I.	PURPOSE

The Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan is adopted effective December 14, 2011.  The Plan is designed to attract, retain and motivate selected Eligible Employees and Key Non-Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates.  These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

The Awards may consist of:

1.           Incentive Options;

2.           Nonstatutory Options;

3.           Restricted Stock;

4.           Rights;

5.           Dividend Equivalents;

6.           Other Stock-Based Awards;

7.           Performance Awards; or

8.           Cash Awards;

or any combination of the foregoing, as the Committee may determine.

The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed necessary and appropriate by the Committee.  The Plan and the grant of Awards hereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.  If such approval is not obtained, then this Plan and all Awards hereunder shall be null and void ab initio.

II.	DEFINITIONS

A.           Affiliate means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

B.           Award means the grant to any Eligible Employee or Key Non-Employee of any form of Option, Restricted Stock, Right, Dividend Equivalent, Other Stock-Based Award, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

C.           Award Agreement means a written agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

D.           Board means the Board of Directors of the Company.

E.           Cash Award means an Award of cash, subject to the requirements of Article XIII and such other restrictions as the Committee deems appropriate or desirable.

F.           Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

G.           Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.  If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act.  If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.  Notwithstanding anything herein to the contrary, if the Company is a “publicly held company”, as such term is defined under Section 162(m) of the Code and the Board determines that it is necessary and desirable in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

H.           Common Stock means the common stock of the Company.

I.           Company means Multimedia Games Holding Company, Inc., a Texas corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

J.           Disability or Disabled means a permanent and total disability as defined in Section 22(e)(3) of the Code.

K.           Dividend Equivalent means an Award subject to the requirements of Article X.

L.           Eligible Employee means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

M.           Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.  References to any provision of the Exchange Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.

N.           Fair Market Value means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date.  If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing “Bid” and the closing “Ask” prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date.  If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or Pink Sheets LLC (or such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date.  If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

O.           Incentive Option means an Option that, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

P.           Key Non-Employee means a Non-Employee Board Member, consultant, advisor or independent contractor of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

Q.           Non-Employee Board Member means a director of the Company who is not an employee of the Company or any of its Affiliates.  For purposes of the Plan, a Non-Employee Board Member shall be deemed to include the employer or other designee of such Non-Employee Board Member, if the Non-Employee Board Member is required, as a condition of his or her employment, to provide that any Award granted hereunder be made to the employer or other designee.

R.           Nonstatutory Option means an Option that, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

S.           Option means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

T.           Other Stock-Based Award means a grant or sale of Common Stock that is valued in whole or in part based upon the Fair Market Value of Common Stock.

U.           Participant means an Eligible Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

V.           Performance Award means an Award subject to the requirements of Article XII, and such performance conditions as the Committee deems appropriate or desirable.

W.           Plan means the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, as amended from time to time.

X.           Restricted Stock means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Article VIII, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

Y.           Right means a stock appreciation right delivered under the Plan, subject to the requirements of Article IX and as awarded in accordance with the terms of the Plan.

Z.           Shares means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights, units of Restricted Stock or Other Stock-Based Awards may be based:  treasury or authorized but unissued Common Stock, $.01 par value, of the Company, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article XIX of the Plan.

III.	SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Awards may be granted from time to time shall be One Million Nine Hundred Thousand (1,900,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof). Any Shares granted in connection with Options and Rights shall be counted as one (1) Share against the aggregate number of Shares which may be granted hereunder and any Shares granted with respect to any Awards other than Options and Rights shall be counted against the aggregate Share limit as 1.58 Shares for every one (1) Share of Common Stock subject thereto.  The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be Nine Hundred Fifty Thousand (950,000) Shares (subject to adjustment for stock splits, stock dividends and other adjustments described in Article XIX hereof).

In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one Eligible Employee shall not exceed Nine Hundred Fifty Thousand (950,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof).

From time to time, the Committee and/or appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and/or stock exchanges so as to make Shares available for issuance pursuant to the Plan.  Shares subject to Awards that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant (or, if issued to the Participant, are returned to the Company by the Participant pursuant to a right of repurchase or right of first refusal exercised by the Company), or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares that were subject to a stock-settled Right and were not issued upon the net settlement or net exercise of such Right, (ii) Shares delivered or withheld by the Company to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.  Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

IV.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan.  The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee.  A member of the Committee shall not exercise any discretion respecting Awards to himself or herself under the Plan, other than as applies to the Participants or a class of similarly situated Participants as a whole.  The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member.  Any member of the Committee may resign upon notice to the Board.  The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.  Subject to the provisions of the Plan, the Committee is authorized to:

A.           Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

B.           Determine which employees of the Company or an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;

C.           Determine the Key Non-Employees to whom Awards, other than Incentive Options and Performance Awards for which Key Non-Employees shall not be eligible, shall be granted;

D.           Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

E.           Determine the number of Shares for which an Option, Restricted Stock or Other Stock-Based Award shall be granted;

F.           Determine the number of Rights, the Cash Award or the Performance Award to be granted;

G.           Provide for the acceleration of the right to exercise any Award; and

H.           Specify the terms, conditions, and limitations upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code.

If permitted by applicable law, and in accordance with any such law, the Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act.  All determinations of the Committee shall be made by a majority of its members.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

The Committee shall have the authority at any time to cancel Awards for reasonable cause and/or to provide for the conditions and circumstances under which Awards shall be forfeited.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or any Award Agreement, at any time thereafter.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.  No determination shall be subject to de novo review if challenged in court.

V.	ELIGIBILITY FOR PARTICIPATION

Awards may be granted under this Plan only to Eligible Employees and Key Non-Employees of the Company or its Affiliates.  The foregoing notwithstanding, each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time the Incentive Option is granted.

The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares, if applicable,  to be subject to each Award so granted, provided, however that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the shareholders of the Company, and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000).  To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to Option in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.

Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

VI.	AWARDS UNDER THIS PLAN

As the Committee may determine, the following types of Awards may be granted under the Plan on a stand-alone, combination, or tandem basis:

A.           Incentive Option

An Award in the form of an Option that shall comply with the requirements of Section 422 of the Code.

B.           Nonstatutory Option

An Award in the form of an Option that shall not be intended to, or has otherwise failed to, comply with the requirements of Section 422 of the Code.

C.           Restricted Stock

An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance.

D.           Stock Appreciation Right

An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

E.           Dividend Equivalents

An Award in the form of, and based upon the value of, dividends on Shares.

F.           Other Stock-Based Awards

An Award made to a Participant that is valued in whole or in part by reference to, or is otherwise based upon, the Fair Market Value of Shares.

G.           Performance Awards

An Award made to a Participant that is subject to performance conditions specified by the Committee, including, but not limited to, continuous service with the Company and/or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance.

H.           Cash Awards

An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

Each Award under the Plan shall be evidenced by an Award Agreement.  Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

VII.	TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS

Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted.  Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant.  Each such Award Agreement shall be subject to at least the following terms and conditions:

A.           Option Price

In the case of an Incentive Option granted to a Participant that owns, directly or by reason of the applicable attribution rules, ten percent (10%) or less of the total combined voting power of all classes of stock of the Company, and in the case of a Nonstatutory Option, the Option price per share of the Shares covered by each such Incentive Option or Nonstatutory Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option.  In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

B.           Number of Shares

Each Option shall state the number of Shares to which it pertains.

C.           Term of Option

Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.  The Committee shall determine the time at which a Nonstatutory Option shall terminate.

D.           Date of Exercise

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals.  Unless the Committee otherwise provides in writing, or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act), the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence.  It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

E.           Medium of Payment

The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I.  It shall be payable in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.

F.           Termination of Employment

1.           A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination “for cause,” as defined in subparagraph (2) below, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within ninety (90) days (or such other period of time as the Committee may determine, with such determination in the case of an Incentive Option being made at the time of the grant of the Option and not exceeding three (3) months) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable.  A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

2.           A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate “for cause” shall, upon such termination, cease to have any right to exercise any Option.  For purposes of this Plan, cause shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, cause shall be defined to include (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by a Participant of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect, or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; or (v) any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination.  The determination of the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.           Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate.  For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated for tax purposes as a Nonstatutory Option on the date that is six (6) months following the first day of such leave).

4.           Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death, or termination “for cause,” and who subsequently becomes Disabled or dies.  Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case.

G.           Total and Permanent Disability

A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee; provided, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of such Option upon the Participant’s Disability.

A Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H.           Death

In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate; provided, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of such Option upon the Participant’s death.

I.           Exercise of Option and Issuance of Stock

Options shall be exercised by giving written notice to the Company.  Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised, (iii) contain the warranty required by Paragraph M of this Article VII, if applicable, and (iv) specify a date (other than a Saturday, Sunday or legal holiday) not more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased.  Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option.  On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation that requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee, and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable Shares or undertake to deliver an appropriate certificate or certificates within a reasonable period of time.  In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

Subject to compliance with the Sarbanes-Oxley Act of 2002 or the requirements of any applicable securities laws, payment in full or in part also may be made (i) by delivering Shares, or by attestation of Shares, which have a total Fair Market Value on the date of such delivery equal to the Option price and provided that accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company; (ii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called “cashless” exercise); or (iv) by any combination of the foregoing.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Participant to the Company’s transfer agent with respect to disposition of the balance of the shares covered thereby.

J.           Rights as a Shareholder

No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

K.           Assignability and Transferability of Option

Unless otherwise permitted by the Code, by Rule 16b-3 of the Exchange Act and by the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative.  Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

L.           Other Provisions

The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.  Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

M.           Purchase for Investment

If Shares to be issued upon the particular exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled.  The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments, and/or affirmations, if any, as the Committee may require.  In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VIII.	TERMS AND CONDITIONS OF RESTRICTED STOCK

A.           The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B.           If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, absent Committee approval, prior to six (6) months from the date of the Award.  The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award, which certificates shall be held by the Secretary of the Company as provided in Paragraph G.

C.           Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

D.           Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a shareholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares.  All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

E.           Restricted Stock or units of Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company’s option, be resold to the Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock or units of Restricted Stock shall revert to the Company, if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

F.           The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

G.           The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan, properly endorsed for transfer, on behalf of each Participant who holds such Shares, until such time as the Shares of Restricted Stock are forfeited, resold to the Company, or the restrictions lapse.  Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Article XVI at the time set forth in the Award Agreement.

H.           The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.

IX.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right.  Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

A.           Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award.  At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the shareholders of the Company.

B.           Upon exercise of a Right, which shall, absent Committee approval, be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XVI, and as soon as practicable after exercise, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

C.           Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company’s obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised.  In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XVI.

D.           A Right may be exercised only by the Participant (or, if applicable under Article XIV, by a legatee or legatees of such Right, or by the Participant’s executors, personal representatives, or distributees).

X.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENTS

A Participant may be granted an Award in the form of Dividend Equivalents.  Such an Award shall entitle the Participant to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

XI.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of  Shares and/or Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

XII.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

A.           A Participant may be granted an Award that is subject to performance conditions specified by the Committee.  The Committee may use business criteria and/or other measures of performance as it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as otherwise limited under Paragraphs C and D, below, in the case of a Performance Award intended to qualify under Code Section 162(m).

B.           Any Performance Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the time period over which the performance conditions are to be measured.

C.           If the Committee determines that a Performance Award to be granted to an Eligible Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Paragraph C.

1.           Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Paragraph C.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being “substantially uncertain.”  The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

2.           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (a) total shareholder return; (b) such total shareholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (c) stock price; (d) net income or net operating income; (e) pre-tax earnings or profits; (f) EBIT or EBITDA; (g) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (h) operating margin; (i) earnings per share or growth in earnings per share; (j) return on equity; (k) return on assets or capital; (l) return on investment; (m) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (n) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (o) working capital; (p) sales; (q) gross or net revenues or changes in gross or net revenues; (r) market share or market penetration with respect to designated products and/or geographic areas; (s) reduction of losses, loss ratios or expense ratios; (t) cost of capital; (u) debt reduction; (v) satisfaction of business expansion goals or goals relating to acquisitions or divestitures; and/or (w) employee turnover.  The foregoing business criteria also may be used in establishing performance goals for Cash Awards granted under Article XIII hereof.

3.           Compensation Limitation.  No Eligible Employee may receive a Performance Award in excess of $5,000,000 during any three (3) year period.

D.           Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee.  Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Code Section 162(m).

E.           Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award that is subject to Code Section 162(m).

XIII.	TERMS AND CONDITIONS OF CASH AWARDS

A.           The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

B.           Any Cash Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment or engagement with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

C.           The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

D.           Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XVI on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year.

E.           The Committee may prescribe such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIV.	TERMINATION OF EMPLOYMENT OR SERVICE

Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement, or (iii) permitted pursuant to Paragraphs A through C of this Article XIV (subject to the limitations under the Code for Incentive Options), if the employment or service of a Participant terminates, all unexpired, unpaid, unexercised, or deferred Awards shall be canceled immediately.

A.           Retirement under a Company or Affiliate Retirement Plan

.  When a Participant’s employment or service terminates as a result of retirement as defined under a Company or Affiliate tax-qualified retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

B.           Termination in the Best Interests of the Company or an Affiliate

.  When a Participant’s employment or service with the Company or an Affiliate terminates and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and/or (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XV or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards are not in the Company’s or its Affiliate’s best interests.

C.           Death or Disability of a Participant.

1.           In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement.  Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order:  (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction.  Awards so passing shall be paid and/or may be exercised at such times and in such manner as if the Participant were living.

2.           In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

3.           After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements; (ii) accelerate any or all installments and rights; and/or (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

XV.	CANCELLATION AND RESCISSION OF AWARDS

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

A.           A Participant shall not breach any restrictive covenant, employment, consulting or other agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee or a senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.  For a Participant whose employment or engagement has terminated, the judgment of the Committee shall be based on the terms of the restrictive covenant agreement, if applicable, or on the Participant’s position and responsibilities while employed or engaged by the Company or its Affiliates, the Participant’s post-employment/engagement responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and the other organization or business, the effect of the Participant’s assuming the post-employment/engagement position on the Company’s or its Affiliate’s customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

B.           A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company’s or Affiliate’s business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after his or her employment or engagement with the Company or its Affiliates.

C.           A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or engagement with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B and C of this Article XV.  Failure to comply with the provisions of Paragraphs A, B and C of this Article XV at any time prior to, or during the one (1) year period after, the date Participant’s employment or engagement with the Company or any Affiliate terminates shall cause any exercise, payment, or delivery which occurred during the two (2) year period prior to the breach of Paragraph A, B or C of this Article XV to be rescinded.  The Company shall notify the Participant in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment, or delivery pursuant to the Award.  Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

XVI.	PAYMENT OF RESTRICTED STOCK, RIGHTS, OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND CASH AWARDS

Payment of Restricted Stock, Rights, Other Stock-Based Awards, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVII.	WITHHOLDING

Except as otherwise provided by the Committee,

A.           the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B.           in the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction.  All elections shall be made in writing and signed by the Participant.

XVIII.	SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, (iii) Code Section 409A, and (iv) with respect to executive officers, Code Section 162(m).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Section 409A.  In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3, Code Section 162(m) and Code Section 409A), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3, Code Section 162(m) and Code Section 409A) so as to foster the intent of this Plan.  Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIX.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividends payable in capital stock, or the like, the Company shall make adjustments to such Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other corporation or the suspension of the right to exercise an Award for a specified period of time in connection with a corporate transaction) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares and in the option price per share subject to outstanding Awards under the Plan or under the plan of such successor corporation.  The foregoing notwithstanding, unless the Committee otherwise determines, no such adjustment shall be made to an Option which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension, or renewal of an option as to cause it to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale of all or any portion of the Company’s assets or capital stock.  Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following in the event of any merger, consolidation, recapitalization, sale of all or any portion of the Company’s assets or capital stock, including but not limited to a “going-private” transaction: (i) the assumption of the Plan and outstanding Awards by the surviving corporation or its parent; (ii) the substitution by the surviving corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) immediate exercisability of such outstanding Awards followed by cancellation of such Awards; and (iv) settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity followed by the cancellation of such Awards.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates.  The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effectuated.  Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be.  Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

XX.	DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XIX is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XXI.	TERMINATION OF THE PLAN

The Plan shall terminate ten (10) years from the earlier of the date of its adoption by the Board or the date of its approval by the shareholders.  The Plan may be terminated at an earlier date by vote of the shareholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination.  Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXII.	AMENDMENT OF THE PLAN AND AWARDS

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the shareholders of the Company at or before the next annual meeting of the shareholders of the Company if such shareholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its shareholders for approval.  Further, no amendment to the Plan which reduces the Option exercise price below that provided for in Article VII of the Plan shall be effective unless it is approved by the shareholders of the Company.

The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Article XIX, reduce the exercise price of outstanding Options or Rights or cancel or amend outstanding Options or Rights for the purpose of repricing, replacing, or regranting such Options or Rights with an exercise price that is less than the exercise price of the original Options or Rights or cancel or amend outstanding Options or Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Rights for cash or any other Awards without shareholder approval.

XXIII.	EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant’s employment with the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XXIV.	INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties.  To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXV.	UNFUNDED PLAN

Insofar as it provides for payments in cash in accordance with Article XVI, or otherwise, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan.  Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XXVI.	MITIGATION OF EXCISE TAX

Unless otherwise provided for in the Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XXVI), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code.  The determination of whether any reduction in the rights or payments under this Plan is necessary shall be made by the Company.  The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XXVII.	EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board, provided that the adoption of the Plan shall be subject to the approval of the shareholders of the Company if such shareholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its shareholders for approval.

XXVIII.	REQUIRED FINANCIAL AND OTHER INFORMATION

To the extent the Committee determines that there are five hundred (500) or more Participants in this Plan and all similar plans, and that it desires to comply with the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), the Committee shall provide each Participant every six (6) months with the risk and financial information so required thereunder, and in the manner so required, in order to comply with such exemption.

XXIX.	FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XXX.	DEFERRAL OF AWARDS

At the time of the grant of an Award, the Company may permit a Participant to elect to:

(a)
have cash that otherwise would be paid to such Participant as a result of the exercise of an Award credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into an equal number of Rights; or

(c)
have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.  Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article XXX may be credited with interest or other forms of investment return, as determined by the Committee and shall be subject to compliance with Section 409A of the Code.  A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company.  Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company.  If the deferral or conversion of Awards is permitted or required, the Committee may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article XXX.

XXXI.	GOVERNING LAW

This Plan shall be governed by the laws of the State of Texas and construed in accordance therewith.

Adopted this 14th day of December, 2011.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M39563-P17347 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**MULTIMEDIA GAMES HOLDING COMPANY, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Stephen J. Greathouse | ☐ | ☐ | ☐ |
| 1b. Neil E. Jenkins | ☐ | ☐ | ☐ |
| 1c. Michael J. Maples, Sr. | ☐ | ☐ | ☐ |
| 1d. Justin A. Orlando | ☐ | ☐ | ☐ |
| 1e. Patrick J. Ramsey | ☐ | ☐ | ☐ |
| 1f. Robert D. Repass | ☐ | ☐ | ☐ |
| 1g. Timothy S. Stanley | ☐ | ☐ | ☐ |
| 2. To approve the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan. | ☐ | ☐ | ☐ |

| | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 3. To consider and conduct a non-binding advisory vote regarding the compensation of the named executive officers of Multimedia Games Holding Company, Inc. | ☐ | ☐ | ☐ |
| 4. To ratify the appointment of BDO USA, LLP as the independent registered public accountants for Multimedia Games Holding Company, Inc. for fiscal year ending September 30, 2012. | ☐ | ☐ | ☐ |

**NOTE:** Such other business will be transacted at the meeting as may properly come before the meeting or any postponement or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date